     ============================================================

                     AGREEMENT AND PLAN OF MERGER

                    Dated as of November 18, 1994,


                                Between


                   THE CHASE MANHATTAN CORPORATION,


                                  and


                        U.S. TRUST CORPORATION







     ============================================================

                           TABLE OF CONTENTS


                                                             Page

     Parties and Recitals  . . . . . . . . . . . . . . . . .    1

                               ARTICLE I

                              The Merger

          SECTION 1.1.   The Merger  . . . . . . . . . . . .    2
          SECTION 1.2.   Closing . . . . . . . . . . . . . .    2
          SECTION 1.3.   Effective Time  . . . . . . . . . .    2
          SECTION 1.4.   Effects of the Merger . . . . . . .    3
          SECTION 1.5.   Certificate of Incorporation
                              and By-laws  . . . . . . . . .    3
          SECTION 1.6.   Directors . . . . . . . . . . . . .    3
          SECTION 1.7.   Officers  . . . . . . . . . . . . .    3

                              ARTICLE II

           Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

          SECTION 2.1.   Effect on Capital Stock . . . . . .    3
          SECTION 2.2.   Exchange of Certificates  . . . . .    5

                              ARTICLE III

                    Representations and Warranties

          SECTION 3.1.   Representations and Warranties
                              of the Company . . . . . . . .    7
          SECTION 3.2.   Representations and Warranties
                              of CMC . . . . . . . . . . . .   28

                              ARTICLE IV

                               Covenants

          SECTION 4.1.   Covenants of the Company with
                              Respect to the Retained
                              Business . . . . . . . . . . .   33
          SECTION 4.2.   Covenants of the Company  . . . . .   37
          SECTION 4.3.   Covenants of CMC  . . . . . . . . .   39
          SECTION 4.4.   Mutual Covenants  . . . . . . . . .   39

                               ARTICLE V

                         Additional Agreements

          SECTION 5.1.   Preparation of Form S-4, Form
                              S-1, Form 10 and the
                              Proxy Statement;
                              Stockholder Meeting  . . . . .   40
          SECTION 5.2.   Letter of the Company's
                              Accountants  . . . . . . . . .   41
          SECTION 5.3.   Letter of CMC's Accountants . . . .   41
          SECTION 5.4.   Access to Information;
                              Confidentiality  . . . . . . .   41
          SECTION 5.5.   Legal Conditions to
                              Distribution and Merger;
                              Legal Compliance . . . . . . .   42
          SECTION 5.6.   Rights Agreement  . . . . . . . . .   43
          SECTION 5.7.   Benefit Plans . . . . . . . . . . .   43
          SECTION 5.8.   Employment Matters  . . . . . . . .   44
          SECTION 5.9.   Employment Agreements . . . . . . .   46
          SECTION 5.10.  Fees and Expenses . . . . . . . . .   47
          SECTION 5.11.  Distribution  . . . . . . . . . . .   47
          SECTION 5.12.  Public Announcements  . . . . . . .   47
          SECTION 5.13.  Private Letter Ruling . . . . . . .   47
          SECTION 5.14.  Use of Name . . . . . . . . . . . .   47
          SECTION 5.15.  UST-CA and UST-WY . . . . . . . . .   48
          SECTION 5.16.  Affiliates  . . . . . . . . . . . .   48
          SECTION 5.17.  Stock Exchange Listing  . . . . . .   48
          SECTION 5.18.  Capital Adequacy  . . . . . . . . .   48

                              ARTICLE VI

                         Conditions Precedent

          SECTION 6.1.   Conditions to Each Party's
                              Obligation To Effect the
                              Merger . . . . . . . . . . . .   48
          SECTION 6.2.   Conditions to Obligations of
                              CMC  . . . . . . . . . . . . .   49
          SECTION 6.3.   Conditions to Obligation of
                              the Company  . . . . . . . . .   53

                              ARTICLE VII

                   Termination, Amendment and Waiver

          SECTION 7.1.   Termination . . . . . . . . . . . .   55
          SECTION 7.2.   Effect of Termination . . . . . . .   56
          SECTION 7.3.   Amendment . . . . . . . . . . . . .   57
          SECTION 7.4.   Extension; Waiver . . . . . . . . .   57

          SECTION 7.5.   Procedure for Termination,
                              Amendment, Extension or
                              Waiver . . . . . . . . . . . .   57

                             ARTICLE VIII

                          General Provisions

          SECTION 8.1.   Nonsurvival of Representations
                              and Warranties . . . . . . . .   57
          SECTION 8.2.   Notices . . . . . . . . . . . . . .   58
          SECTION 8.3.   Definitions . . . . . . . . . . . .   58
          SECTION 8.4.   Interpretation  . . . . . . . . . .   59
          SECTION 8.5.   Counterparts  . . . . . . . . . . .   59
          SECTION 8.6.   Entire Agreement; No Third-
                              Party Beneficiaries  . . . . .   59
          SECTION 8.7.   Governing Law . . . . . . . . . . .   59
          SECTION 8.8.   Assignment  . . . . . . . . . . . .   59
          SECTION 8.9.   Enforcement . . . . . . . . . . . .   60

     EXHIBITS

          Exhibit I      -    Form of Distribution Agreement
          Exhibit II     -    Form of Contribution Agreement
          Exhibit III    -    Form of Representation Letters
          Exhibit IV     -    Form of License Agreement
          Exhibit V      -    Form of Tax Allocation Agreement
          Exhibit VI     -    Form of Post Closing Covenants
                              Agreement
          Exhibit VII    -    Form of Rule 145 Letter


     SCHEDULES

          Schedule 3.1(b)  -   Subsidiaries
          Schedule 3.1(d)  -   Consents; Approvals
          Schedule 3.1(g)  -   Certain Changes or Events
          Schedule 3.1(h)  -   Litigation; Claims; Proceedings
          Schedule 3.1(l)  -   Material Contracts; Significant
                               Customers; Customer Agreements;
                               Fee Schedules
          Schedule 3.1(m)  -   Changes in Benefit Plans or
                               Collective Bargaining Agreements
          Schedule 3.1(n)  -   List of Benefit Plans; Compliance
          Schedule 3.1(q)  -   License Agreements; Intellectual
                               Property
          Schedule 3.1(r)  -   Tax Matters
          Schedule 3.1(t)  -   Financial Statements
          Schedule 3.1(w)  -   Real Property Matters
          Schedule 3.1(x)  -   Investment Company Customer
                               Accounts
          Schedule 3.1(y)  -   Investment Company Customers;
                               Changes in Fiscal Year;
                               Shareholder Approval
          Schedule 3.1(z)  -   Customer Information
          Schedule 3.1(aa) -   Unit Investment Trusts
          Schedule 3.1(ab) -   Business Information; Uncollected
                               Funds
          Schedule 4.1(c)  -   Issuance of Securities
          Schedule 4.2(c)  -   Redemption of Indebtedness of
                               Company
          Schedule 5.7     -   Benefit Plans
          Schedule 5.8(a)  -   Employees of Retained Company
          Schedule 5.8(c)  -   Certain Severance and Other
                               Benefits
          Schedule 5.8(e)  -   Transition Bonus Program






           6                                                    1

               AGREEMENT AND PLAN OF MERGER dated as of
     November 18, 1994 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("CMC"), and U.S. TRUST CORPORATION, a New York corporation (the "Company).


               WHEREAS, the Board of Directors of the Company has approved a plan of distribution embodied in the form of agreements attached hereto as Exhibit I (the "Distribution Agreement") and Exhibit II (the "Contribution Agreement"), each of which will be entered into prior to the Effective Time (as defined in Section 1.3), subject to the issuance of a private letter ruling from the Internal Revenue Service (the "Service") as described in Sections 6.2(c) and 6.3(c) hereof in response to a ruling request to be made by the Company (the "Ruling Request"), pursuant to which (i) (a) all the assets and liabilities of United States Trust Company of New York, a New York State chartered bank and trust company and a direct wholly owned subsidiary of the Company ("USTNY"), other than the assets and liabilities of the Retained Business (as defined in Section 3.1(l)), will be contributed by USTNY to a wholly owned bank subsidiary of USTNY to be formed by USTNY (such wholly owned subsidiary of USTNY is referred to herein as "New Trustco") as provided in the Contribution Agreement, (b) the capital stock of New Trustco will be distributed by USTNY to the Company as provided in the Distribution Agreement and (c) all the assets and liabilities of the Company (including the capital stock of its direct subsidiaries at such time (including New Trustco)), other than the assets and liabilities of the Retained Business, will be contributed to a wholly owned subsidiary of the Company to be formed by the Company (such wholly owned subsidiary of the Company is referred to herein as "New Holdings") as provided in the Distribution Agreement (the contributions and distributions referred to in clauses
     (a) and (b) above are referred to collectively herein as the "New Trustco Distribution") and (ii) all the shares of capital stock of New Holdings will be distributed on a pro rata basis to the Company's stockholders as provided in the Distribution Agreement (together with the contribution referred to in clause (c), the "New Holdings Distribution" and, together with the New Trustco Distribution, the "Distribution");

               WHEREAS, the respective Boards of Directors of CMC and the Company have determined that, following the Distribution, the merger of the Company with and into CMC
     (the "Merger") with CMC as the surviving corporation (the
     "Surviving Corporation") would be advantageous and beneficial to their respective corporations and stockholders;

               WHEREAS, for Federal income tax purposes, it is intended that (a) the Distribution shall qualify as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and
     (b) the Merger shall qualify as a reorganization under
     Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization; and

               WHEREAS, immediately following the Merger, it is contemplated that CMC will cause USTNY to merge with, and into, The Chase Manhattan Bank (National Association), a national banking association ("CMB") and a wholly-owned subsidiary of CMC (the "Bank Merger"), and in the Bank Merger CMB would issue shares of its capital stock in respect of





           7                                                     2

     the capital stock of USTNY having a fair market value, in aggregate, approximately equal to the fair market value of the capital stock of USTNY immediately before the Bank
     Merger.

               NOW, THEREFORE, in consideration of the
     representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                               ARTICLE I

                              The Merger

               SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporate Law ("DGCL"), the Company shall be merged with and into CMC at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease and CMC shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of the Company in accordance with the NYBCL and the DGCL. Notwithstanding the foregoing, CMC may elect at any time prior to the Merger, instead of merging the Company into CMC as provided above, to merge a subsidiary of CMC (including a subsidiary of CMC to be formed after the date of this Agreement) into the Company; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement solely by reason of such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that the Company shall be the Surviving Corporation.

               SECTION 1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (subject to satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3) on the first business day after the end of the first month ending after April 15, 1995, and more than two business days after satisfaction of the conditions set forth in Section 6.1 (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

               SECTION 1.3. Effective Time. As soon as practi-cable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certifi-cate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and the DGCL, and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective immediately following the Distribution, upon the filing of the Certificate of Merger with the New York Secretary of State and the Delaware Secretary of State or at such other time as the Company and CMC shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").




           8                                                    3

               SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 906 of the NYBCL and Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

               SECTION 1.5.   Certificate of Incorporation and
     By-laws. (a) The Certificate of Incorporation of CMC shall be the Certificate of Incorporation of the Surviving
     Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b)  The By-laws of CMC as in effect at the
     Effective Time shall be the By-laws of the Surviving
     Corporation until thereafter changed or amended as provided therein or by applicable law.

               SECTION 1.6.   Directors.  The directors of CMC at
     the Effective Time shall be the directors of the Surviving
     Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               SECTION 1.7. Officers. The officers of CMC at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                              ARTICLE II

           Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

               SECTION 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock"):

               (a) Cancellation of Treasury Stock and CMC-Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company (but not any employee stock ownership plan ("ESOP") or other Benefit Plan (as defined in Section 3.1(n)) of the Company or any of its subsidiaries) and each share of Company Common Stock that is owned by CMC or any other subsidiary of CMC, excluding, in each case, any such share held by the Company, CMC or any of their subsidiaries in a fiduciary, custodial or similar capacity (together, in each case, with the associated Right (as defined in Section 3.1(c)) shall automatically be canceled and retired and shall cease to exist, and no common stock, par value $2.00 per share, of CMC ("CMC Common Stock") or other consideration shall be delivered in exchange therefor.





           9                                                    4

               (b) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock other than (i) shares to be canceled in accordance with Section 2.1(a) and (ii) as set forth in paragraph (c) below, shares that have not been voted in favor of the approval of this Agreement and with respect to which appraisal rights shall have been perfected in accordance with Section 623 of the NYBCL ("Dissenters' Shares"), together with the associated Right shall be converted into the right to receive a number of fully paid and nonassessable shares of CMC Common Stock equal to the Conversion Number (the "Merger Consideration"). The term "Conversion Number" shall mean a number, expressed to three decimal places, equal to the fraction of (a) $363,500,000, divided by (b) the product of (i) the greater of (A) the Average Value of CMC Common Stock and (B) $31.00, multiplied by (ii) the number of shares of Company Common Stock outstanding immediately before the Effective Time.
     The term "Average Value of CMC Common Stock" means the 10-day average of the daily average of the high and low prices for CMC Common Stock reported on the New York Stock Exchange Composite Transaction Tape, as reprinted in The Wall Street Journal, Eastern Edition (or, if unavailable, another authoritative source), on each of the 10 trading days immediately preceding the last business day before the Effective Date. As of the Effective Time, all such shares of Company Common Stock (and the associated Rights) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the shares of CMC Common Stock and any cash in lieu of fractional shares of CMC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

               (c) Shares of Dissenting Stockholders. Notwith-standing anything in this Agreement to the contrary, no Dissenters' Shares shall be converted as described in
     Section 2.1(b) but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenters' Shares pursuant to the laws of the State of New York; provided, however, that any Dissenters' Shares (together with the associated Rights) outstanding immediately prior to the Effective Time and held by a stockholder who shall, after the Effective Time, lose his or her right of appraisal, withdraw his or her demand for appraisal as a matter of right under NYBCL Section 623, or, with the consent of CMC, otherwise withdraw his or her demand for appraisal, in either case pursuant to the NYBCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give CMC (i) prompt notice of any written demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of CMC, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

               SECTION 2.2.   Exchange of Certificates.

               (a) Exchange Agent. As of the Effective Time, CMC shall deposit with CMB or such other bank or trust company as may be designated by CMC (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance







           10                                                   5

     with this Article II, through the Exchange Agent, certificates representing the shares of CMC Common Stock (such shares of CMC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock. CMC shall provide to the Exchange Agent, on a timely basis, funds necessary to pay any cash payable in lieu of fractional shares of CMC Common Stock.

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of CMC Common Stock pursuant to Section
     2.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CMC may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CMC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CMC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CMC Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of CMC Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of CMC Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of CMC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of CMC Common Stock and cash in lieu of any fractional shares of CMC Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of CMC Common Stock.

               (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to CMC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CMC Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of CMC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CMC Common Stock




           11                                                   6

     to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CMC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of CMC Common Stock.

               (d) No Further Ownership Rights in Company Common Stock. All shares of CMC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to
     Section 2.2(c) or 2.2(e) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

               (e)  No Fractional Shares.

                    (i)  No certificates or scrip representing
          fractional shares of CMC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of CMC.

                    (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CMC Common Stock (after taking into account all Certificates registered to such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CMC Common Stock multiplied by the average of the high and low prices for CMC Common Stock on the business day immediately before the Closing Date as reported on the New York Stock Exchange Composite Transaction Tape, as reprinted in The Wall Street Journal, Eastern Edition.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to CMC, upon demand, and any holders of the Certificates who have not theretofore complied with this
     Article II shall thereafter look only to CMC for payment of their claim for CMC Common Stock, any cash in lieu of fractional shares of CMC Common Stock and any dividends or distributions with respect to CMC Common Stock.

               (g) No Liability. None of CMC, the Company or the Exchange Agent shall be liable to any person in respect of any shares of CMC Common Stock (or dividends or






           12                                                   7

     distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                              ARTICLE III

                    Representations and Warranties

               SECTION 3.1.   Representations and Warranties of
     the Company. The Company represents and warrants to CMC as follows:

               (a) Organization, Standing and Corporate Power. As used in this Agreement, (i) any reference to the Company and its subsidiaries means the Company and each of its subsidiaries, (ii) any reference to the Retained Company and its subsidiaries means the Company and those of its direct and indirect subsidiaries included in the Retained Business, including USTNY, (iii) any reference to the Processing Entities shall mean the Retained Company and its subsidiaries, but shall not include that portion of the assets or liabilities and business of the Retained Company and its subsidiaries that constitutes Acquired Assets, Assumed Liabilities, Delayed Assets, or Delayed Liabilities (each as defined in the Contribution Agreement) (iv) any references to subsidiaries of the Retained Company means the direct and indirect subsidiaries included in the Retained Business, including USTNY, (v) any reference to New Holdings and its subsidiaries means New Holdings at the time of the Distribution and those entities that at the Distribution will be direct or indirect subsidiaries of New Holdings, including New Trustco, and (vi) references to subsidiaries of New Holdings means those entities that at or immediately after the Distribution will be direct or indirect subsidiaries of New Holdings, including New Trustco. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is, or could reasonably be expected to be, materially adverse to the business, properties, assets, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole) or on the ability of such entity or group of entities to consummate the transactions contemplated hereby, including the Distribution and the Merger. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). USTNY is a wholly owned subsidiary of the Company and a banking corporation organized under the laws of the State of New York. Each of the Retained Company and its subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Retained Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Mutual Funds Service Company, a Delaware corporation ("MFSC"), or on the Retained Company and its subsidiaries taken as a whole. True, accurate and complete copies of the Certificate of Incorporation and By-laws of the Retained Company and of each of its





           13                                                   8

     subsidiaries, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to CMC. The Company has made available to legal counsel for CMC true, accurate and complete copies of the minute books of the Retained Company and each of its subsidiaries as maintained by the Company or such subsidiary, as the case may be, as of the date hereof for the period from January 1, 1990 to and including September 30, 1994, and the Company has no reason to believe that such minute books do not contain minutes of all meetings of the boards of directors and shareholders of the Company or the applicable subsidiary for such period.

               (b) Subsidiaries. Schedule 3.1(b) lists each subsidiary of the Retained Company. All the outstanding shares of capital stock of each subsidiary of the Retained Company have been validly issued and are fully paid and nonassessable and, except for directors' qualifying shares, if any, or as set forth in Schedule 3.1(b), are owned by the Retained Company, by another subsidiary of the Retained Company or by the Retained Company and another such subsidiary, free and clear of all adverse claims, restrictions on voting or transfer, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of the subsidiaries of the Retained Company and except for the ownership interests set forth in Schedule 3.1(b), the Retained Business does not include any ownership interest, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. The deposits of each subsidiary of the Retained Company that accepts deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), to the extent provided by law.

               (c) Capital Structure. As of the Business Day immediately preceding the date of this Agreement, the authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on September 30, 1994, (i) 9,386,220 shares of Company Common Stock and no shares of preferred stock were issued and outstanding, (ii) 2,125,530 shares of Company Common Stock were held by the Company in its treasury, (iii) 1,790,328 shares of Company Common Stock were reserved for issuance pursuant to the Benefit Plans (as defined in 3.1(n)) of the Company and its subsidiaries and
     (iv) 300,000 shares of Series A Participating Cumulative Preferred Stock were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Series A Participating Cumulative Preferred Stock issued pursuant to the Rights Agreement dated as of January 26, 1988, as amended as of December 12, 1989 (as amended from time to time, the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). Except as set forth above, at the close of business on September 30, 1994, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Benefit Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Retained Company having the right to vote (or convertible into, or exchange-able for, securities having the right to vote) on any matters on which stockholders of the Company or such subsi-diary, as the case may be, may vote. Except as set forth above there are not, and except as set forth above or as





           14                                                   9

     contemplated by Section 4.1(e) immediately prior to the Effective Time there will not be, any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Retained Company or any of its subsidiaries is a party or by which any of them is bound obligating the Retained Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Retained Company or of any of its subsidiaries or obligating the Retained Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on the Business Day immediately preceding the date of this Agreement, there are not any outstanding contractual obligations of the Retained Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company has delivered to CMC a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

               (d) Authority; Noncontravention. The Company has, and, in the case of any Documents (as defined in the Contribution Agreement) executed at a later time, Company, New Holdings, USTNY and New Trustco will have, the requisite corporate power and authority (subject to the approvals described in the next sentence) to enter into this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of Company Common Stock representing 66-2/3% of the shares entitled to vote (such 66-2/3%, the "Requisite Stockholders"), formal declaration of the Distribution by the Company's Board of Directors (which will be obtained prior to the Distribution) and approval of the Distribution by the affirmative vote of the Requisite Stockholders).
     This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of CMC, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the other Documents has been or prior to the Merger or the other transactions contemplated thereby will be duly executed and delivered by each of the Company, USTNY, New Trustco and New Holdings, as the case may be, and constitutes or upon such execution and delivery will constitute a valid and binding obligation of each of the Company, USTNY, New Trustco and New Holdings, enforceable against it in accordance with its terms. None of the execution and delivery of this Agreement and the other Documents or the consummation of the transactions contemplated hereby or thereby and compliance with the provisions of this Agreement and the other Documents will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of (i) New Holdings or the Retained Company or any subsidiary of either under the Certificate of Incorporation or By-laws or comparable charter or organizational documents of the Company, New Holdings or any subsidiary of either, (ii) the Retained Company or any of its subsidiaries under any Contract (as defined in the Contribution






           15                                                  10

     Agreement) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets are bound, (iii) subject to the governmental filings and other matters referred to in the following sentence, the Retained Company or any of its subsidiaries, under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Retained Company, or any of its subsidiaries or their respective properties or assets, (other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that do not relate to Customer Agreements (as defined in the Con-tribution Agreement) or that individually or in the aggregate would not (I) have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (II) materially impair the ability of the Company or any of its subsidiaries to perform their obligations under this Agreement or any of the other Documents to which the Company or such subsidiary is a party or (III) prevent the consummation of any of the transac-tions contemplated by this Agreement or any of the other Documents) or (iv) subject to the governmental filings and other matters referred to in the following sentence, New Holdings and its subsidiaries, under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Holdings or any of its subsidiaries or their respective properties or assets or any Contract to which New Holdings or any of its subsidiaries is a party (other than, in the case of clause (iv), such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not
     (I) have material adverse effect on New Holdings and its subsidiaries taken as a whole, (II) materially impair the ability of New Holdings or any of its subsidiaries to perform its obligations under any Document to which it or any such subsidiary is a party or (III) prevent the consummation of any transaction contemplated by this Agreement). No consent, approval, order or authorization of, or registration, declar-ation or filing with, any Federal, state or local government or any court, administrative agency or commission or other govern-mental authority or agency, or self-regulatory organization, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and any of the other Documents to which it is a party or the consummation by the Company or such subsidiary, as the case may be, of the transactions contemplated hereby or thereby, except for (i) filings pursuant to the Bank Holding Company Act, (ii) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (y) potentially, a registration statement on Form S-1 relating to the Distribution and (z) a registration statement on Form 10 (the "Form 10") under, and such reports under Section 13(a) of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the other Documents and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the New York Secretary of State and the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (iv) filings or applications with
     (A) the New York State Banking Department in connection with the organization of New Trustco, (B) FDIC and the Board of Governors of the Federal Reserve System in connection with obtaining FDIC insurance for New Trustco and having New Trustco become a member of the Federal Reserve System and (C) various State bank regulatory authorities in connection with the Distribution, (v) such filings as may be required in connection with the Gains Taxes (as defined in Section 3.2(c)), (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth





           16                                                      11

     on Schedule 3.1(d), and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the absence of which could not reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

               (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "SEC Documents"). As of their respective dates (as amended), the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed Company SEC Document (as defined in Section 3.1(g)), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a basis consistent during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

               (f)  Information in Disclosure Documents and
     Registration Statements. None of the information supplied or to be supplied by the Company or its representatives for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by CMC in connection with the issuance of shares of CMC Common Stock in the Merger (the "Form S-4") or in any registration statement on Form S-1 or any other applicable form to be filed with the SEC by New Holdings in connection with the distribution of shares of Common Stock, par value $1.00 per share, of New Holdings ("New Holdings Common Stock") in the Distribution (the "Form S-1") will, at the time such Registration Statements become effective under the Securities Act and at the Effective Time, in the case of the Form S-4, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger and the Distribution and at the time of the Distribu-tion, in the case of the Form S-1, contain any untrue statement of a material fact or omit to state any material fact required





           17                                                      12

     to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to the Company's stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Form S-1 will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by CMC for inclusion in the Proxy Statement or the Form S-1, respectively, or with respect to information concerning CMC or any of its Subsidiaries incorporated by reference in the Proxy Statement.

               (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or as set forth in Schedule 3.1(g) or, as of the Closing Date, as disclosed in the Company SEC Documents filed and publicly available before the Closing Date or in Schedule 3.1(g) or in the Company Bring Down Certificate (as defined in Section 6.2(a)), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Processing Entities have conducted their business only in the ordinary course, consistent with past practice, and there has not been (i) any material adverse change in MFSC or in the Processing Entities taken as a whole or any event that could reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than phantom share units issued under any Benefit Plan as defined in Section 3.1(n)), (iii) (x) any grant by the Company or any of its subsidiaries of any general increase in the compensation payable to employees who are listed in Schedule 5.8(a) who are Prospective Retained Employees (as defined in Section 5.8(a)), other than as provided in Section 5.8(e) of this Agreement, normal increases in base salary, and annual bonuses consistent with past practices made in the ordinary course of business and the payment of bonuses for the period from January 1, 1995 through the Closing Date under any amendment made after the date of this Agreement to the 1990 Annual Incentive Plan or to the Incentive Award Plan maintained by USTNY, or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, or (y) any entry by any of the Processing Entities into any employment, severance or termination agreement with any executive officer who is a Prospective Retained Employee, other than as provided in
     Section 5.8(c), (iv) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required (in the opinion of the Company's independent accountants) by a change in generally accepted accounting principles, (vi) any material decrease in the assets in the custody of or cash deposits held by the Processing Entities as a result of terminations of




           18                                                      13

     Customer (as defined in the Contribution Agreement) accounts or withdrawals of assets from Customer accounts, other than such decreases as shall have occurred in the ordinary course or seasonal fluctuations on a basis consistent with ordinary and general economic conditions, (vii) any material amendment, modification, or termination of any Contract, which had it not been so amended, modified or terminated, would be a Material Contract (as defined in Section 3.1(l)), (viii) any acquisition of a material asset whose value upon liquidation would be materially less than its book value, except for such acquisitions of assets in the ordinary course of business consistent with past practice as would not, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (ix) any sale or disposition of any material assets or properties by the Processing Entities, except in the ordinary course of business, consistent with past practice, (x) any waiver of any material rights of value by any of the Processing Entities, without adequate consideration, except for such waivers in the ordinary course of business consistent with past practice which would not, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole or (xi) any entry into any agreement, arrangement or commitment to take any of the actions set forth in this Section 3.1(g).

               (h) Litigation. On the date of this Agreement, except as set forth in Schedule 3.1(h), or as disclosed in the Filed Company SEC Documents, and at the Closing Date, except for the foregoing and claims, investigations, suits, actions or proceedings arising, or to the knowledge of the Company first threatened between date hereof and the Closing Date and disclosed in the Company Bring Down Certificate (as defined in Section 6.2(a)), there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of the Company, threatened, against any of the Company or its subsidiaries before or by any Governmental Entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on MFSC or on the Processing Entities taken as a whole, (ii) materially impair the ability of the Retained Company or New Holdings or any subsidiary of either to perform any obligation under this Agreement or any of the other Documents, (iii) prevent, delay, alter or require the payment of damages in excess of $100,000 upon the consummation of any or all of the transactions contemplated hereby or thereby, or (iv) result in liability of any or all of the Processing Entities in excess of, with respect to any individual claim, investigation, suit, action or proceeding, $100,000 or, with respect to all such claims, investigations, suits, actions or proceedings, $500,000, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Processing Entities having, or which could reasonably be expected to have, any such effect. Except as set forth in
     Schedule 3.1(h), there are no unpaid judgments, injunctions, orders, arbitration decisions or awards, or other judicial or administrative mandates outstanding against any of the Processing Entities. Schedule 3.1(h) also sets forth a brief summary of all claims, investigations, suits, actions, or proceedings against any of the Processing Entities that have been settled or otherwise determined at any time since
     January 1, 1994 resulting in liability of the Processing Entities in excess of, with respect to any individual claim, investigation, suit, action or proceeding, $100,000 or, with respect to all such claims, investigations, suits, actions or proceedings, $500,000.







           19                                                      14

               (i) Agreements with Regulators. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order, decree or directive by, or is a recipient of any extraordinary supervisory letter from, or since January 1, 1993 has been required to adopt any board resolution by, any Federal or state Governmental Entity charged with the supervision or regulation of banks or bank holding companies, or engaged in the insurance of bank deposits (the "Bank Regulators") or charged with the supervision or regulation of transfer agents and securities custodians (together with the Bank Regulators, the "Regulators"), nor has the Company or any of its subsidiaries been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or requiring (or is considering the appropriateness of requiring) the adoption of any such board resolution.

               (j) Compliance with Applicable Laws. On the date of this Agreement, except as set forth in Schedule 3.1(j), and at the Closing Date, except for the foregoing and as set forth in the Company Bring Down Certificate, the Processing Entities hold all permits, licenses, variances, exemptions, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities which individually or in the aggregate are material to the operation of the business of MFSC or of the Processing Entities taken as a whole (the "Retained Company Permits"). All Retained Company Permits are in full force and effect in all material respects. The Retained Company and its subsidiaries are in compliance with the terms of the Retained Company Permits, except where the failure so to comply would not have a material adverse effect on MFSC or on the Processing Entities taken as a whole. Except as disclosed in the Filed Company SEC Documents prior to the date of this Agreement, the business of the Processing Entities is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and could not reasonably be expected to, have a material adverse effect on MFSC or on the Processing Entities taken as a whole. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Retained Company or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which could not reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

               (k) Brokers or Finders. No broker, investment banker, financial advisor or other person, other than CS First Boston Corporation and S. V. Murphy & Co., Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the other Documents based upon arrangements made by or on behalf of the Company.





           20                                                      15

               (l)  Retained Business.

                    (i) The "Retained Business" means the business conducted with certain assets of the Company and USTNY, MFSC and U.S. Trust Company of Wyoming, a Wyoming corporation ("UST-WY"), and the liabilities associated with such assets, in each case other than the Acquired Assets, the Assumed Liabilities, the Delayed Assets and the Delayed Liabilities (each as defined in the Contribution Agreement) and the Acquired Assets and Assumed Liabilities (each as defined in the Distribution Agreement) and consists of (w) the Related Back Office,
          (x) the UIT Business (as defined in the Contribution Agreement), (y) the MFS Business (as defined in the Contribution Agreement) and (z) the IAS Business (as defined in the Contribution Agreement, and subject to the exceptions set forth in such definition).

                    (ii) At the Effective Time, except for the Acquired Assets, the Delayed Assets and except as contemplated by the Distribution Agreement, the Contribution Agreement, the Services Agreement (as defined in the Contribution Agreement), and the License Agreement (as defined in the Contribution Agreement), neither New Holdings nor any of its subsidiaries will use in the conduct of its business or own or have rights to use any assets or property, whether tangible, intangible or mixed, which are also used in the conduct of the business of the Retained Business. At the Effective Time neither New Holdings nor any of its subsidiaries will be a party to any material agreement, arrangement or understanding with the Retained Company or any of its subsidiaries (other than the Documents and agreements specifically contemplated thereby), including, without limitation, any Material Contract providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, any of the Retained Company or any of its subsidiaries or pursuant to which the Retained Company or any of its subsidiaries may have any material obligation or liability. After the Effective Time, none of the Retained Company or any of its subsidiaries will have any liability whatsoever, direct or indirect, contingent or otherwise, in any way relating to the business, operations, indebtedness, assets or liabilities of New Holdings or any of its subsidiaries, except as contemplated by the other Documents.

                    (iii) Except as set forth in Schedule 3.1(l) or, at the Closing Date, as disclosed in the Company Bring Down Certificate, (w) all Material Contracts, together with all modifications and amendments thereto, are valid and binding obligations of the parties thereto and in full force and effect, (x) none of the Material Contracts contains a provision described in clause (E), (M) or (O) of the definition of the term "Material Contracts," (y) neither the Retained Company nor any of its subsidiaries is in breach or default under any Customer Agreement, except for such breaches or defaults in the ordinary course of business that do not, and will not with the passage of time, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Enti-ties taken as a whole, or in any material respect under any other Material Contract and, to the knowledge of the Company no other party is in material default thereunder and (z) neither the Retained Company nor any of its subsi-diaries has received any notice of the intention of any significant customer listed in Schedule 3.1(l) (each such







           21                                                      16

          listed customer, a "Significant Customer") to terminate, or not to renew, any Customer Agreement or to materially reduce the required level of services under any such Customer Agreement. Except as set forth in Schedule 3.1(l) and except for the Customer Agreements and all Computer Leases (as defined in the Contribution Agreement) or agreements relating solely to Acquired Assets, neither the Retained Company nor any subsidiary of the Retained Company is party to any Contract that is a Material Contract. Except as set forth in Schedule 3.1(l), or, at the Closing Date, as disclosed in the Company Bring Down Certificate, none of the Customer Agreements with any Significant Customer, or any other arrangements or under-standings relating to the Company or any of its subsidiaries rendering of Processing Services to any Significant Customer, contains any undertaking by the Company or any of its subsidiaries to cap fees at other than the normal level that is provided for in the relevant Customer Agreement or reimburse or waive any or all fees thereunder. True and complete copies of each Material Contract, including standard terms and a current fee schedule for each Customer Agreement, have been made available to the CMC. Schedule 3.1(l) also sets forth the fee schedules in effect at December 31, 1993 (with respect to MFSC only) and September 30, 1994 and any fee adjustments implemented at any time since January 1, 1994 or presently proposed to be implemented, with respect to the Significant Customers. Except as set forth on
          Schedule 3.1(l), as of the date of this Agreement, and, as of the Closing Date, as disclosed in the Company Bring Down Certificate, all understandings with Significant Customers to provide Processing Services for consideration in excess of $100,000 per annum are incorporated into duly executed, and to the best of the Company's knowledge, valid and enforceable written contracts with the Processing Entities.

               As used herein, the term "Material Contract", shall mean any Contract to which any of the Processing Entities is a party or by which any of the Processing Entities or any of the assets of any of the Processing Entities is bound, that is any of the following: (A) a Contract of employment or a consulting agreement with any person listed in Schedule 5.8(a) that is other than "at-will" and contains any term requiring any termination benefits other than under the Company's generally applicable severance plan; (B) a Contract with any labor union or association; (C) a Contract with any affiliate of the Company; (D) a Contract not made in the ordinary course of business; (E) a Contract containing a covenant not to compete;
     (F) a loan or similar agreement relating to the borrowing of money or any guarantee of indebtedness of any other person in excess of $100,000; (G) any lease or sublease relating to real property; (H) any Contract not fully performed for the purchase of any commodity, material, services or equipment, including without limitation fixed assets, for a price in excess of $100,000 in the aggregate over the life of the Contract; (I) any license agreement (as licensor or licensee) providing for future payments in excess of $100,000; (J) any other Contract which creates future payment obligations in excess of $100,000;
     (K) any Customer Agreement; (L) any Contract with a subcustodian, depositary, or clearing agency; (M) any Contract that obligates the Retained Company or any of its subsidiaries to obtain all or a substantial portion of its requirements of any goods or services from, or supply all or a substantial portion of the requirements for any goods or services of, any other person; (N) any Contract that is material to the conduct of the Retained Business; (O) other than the Broadway Lease (as defined in the Contribution Agreement), the Tremont Lease (as defined in the Distribution Agreement) or any Computer






           22                                                      17

     Lease, a put or option Contract that would obligate the Retained Company or any of its subsidiaries to sell any asset other than a Retained Asset or Delayed Asset, to sell any Retained Asset that is reasonably necessary to the conduct of the Processing Business and Related Back Office, or to sell any material asset at a bargain price or to buy any material asset at a material premium; and (P) other than the Broadway Lease, the Tremont Lease or any Computer Lease, any Contract that expressly limits the right of the Retained Company or any of its subsidiaries to terminate the Contract upon less than six months' notice or expressly requires it to pay liquidated damages of more than $100,000 upon early termination.

               (m) Absence of Changes in Benefit Plans. Except as set forth in Schedule 3.1(m) or as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Document there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 3.1(n)) other than any adoption or amendment of a Benefit Plan that is not prohibited under Section 4.1(h).

               (n)  Benefit Plans, Employment and Labor Relations.

                    (i)  Schedule 3.1(n) contains a list of all
          "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other plans, agreements, policies or arrangements relating to stock options, stock purchases, compensation, deferred compensation, severance, and other employee benefits, in each case maintained or contributed to as of the date of this Agreement by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any Commonly Controlled Entity (collectively, the "Benefit Plans"). The Company has made available to CMC true, complete and correct copies of (w) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each trust agreement or group annuity contract relating to any Benefit Plan.

                    (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Code.

                    (iii) Neither the Company nor any Commonly Controlled Entity has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) that has led







           23                                                   18

          to or could lead to the imposition of a material withdrawal liability under Section 4201 of ERISA that remains unpaid as of the date hereof; and neither the Company nor any Commonly Controlled Entity maintains or contributes to or is obligated to maintain or contribute to any such multiemployer plan.

                    (iv) Neither the Company nor any Commonly
          Controlled Entity has incurred any material liability, and no event has occurred or set of circumstances exists that could reasonably result in any material liability, under Title I or Title IV of ERISA (other than to a Pension Plan for contributions not yet due or to the Pension Benefit Guaranty Corporation for payment of premiums not yet due) or under Section 412 or Chapter 43 of the Code that has not been fully paid as of the date hereof.

                    (v) As of the most recent valuation date for any Pension Plan subject to Section 412 of the Code or Title IV of ERISA, other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, the fair market value of the assets of such Pension Plan exceed the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) of such Pension Plan.

                    (vi) The Company has heretofore provided CMC with access to complete and correct copies of each contract of employment or consulting agreement with any person listed in Schedule 5.8(a). Neither the Company nor any of its subsidiaries is a party to, or bound by, any Contract with any labor union or association, including, without limitation, any collective bargaining, labor or similar agreement. The Company and each of its subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practices except where the failure to so comply or the result of such unfair labor practice, as the case may be, would not have a material adverse effect on the Retained Company and its subsidiaries. Except as set forth in Schedule 3.1(n),

                         (1)  there is no unfair labor practice
                    charge or complaint against any of the Company and its subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board;

                         (2)  there has not occurred nor, to the
                    knowledge of the Company, has there been threatened, a labor strike, request for representation, work stoppage or lockout;

                         (3)  there is no representation claim or
                    petition pending before the National Labor
                    Relations Board respecting the employees of any of the Company and its subsidiaries;





           24                                                   19

                         (4)  no grievance or any arbitration
                    proceeding arising out of any collective bargaining agreement to which any of the Company and its subsidiaries is a party is pending;

                         (5)  no charges with respect to or
                    relating to any of the Company and its
                    subsidiaries are pending before the Equal
                    Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                         (6)  no claims relating to employment or
                    loss of employment with any of the Company and its subsidiaries are pending in any federal, state or local court or in any other adjudicatory body and, to the knowledge of Company, no such claims against any of the Company and its subsidiaries have been threatened; and

                         (7)  none of the Company and its
                    subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment regulations to conduct an investigation of or relating to any of the Company and its subsidiaries, and no such investigation is in progress.

               (o)  State Takeover Statutes.  The Board of
     Directors of the Company has approved the Merger, the Distribution, this Agreement and the other Documents and the transactions contemplated hereby and thereby and such approval is sufficient to render inapplicable to the Merger, the Distribution, this Agreement and the other Documents and the transactions contemplated by this Agreement and such other Documents the provisions of Section 912 of the NYBCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation (other than state banking or financial institution laws and regulations) applies or purports to apply to the Merger, the Distribution, this Agreement, and the other Documents or any of the transactions contemplated by this Agreement, or such other Documents.

               (p) Rights Agreement. The Company has taken all necessary action to (i) render the Rights inapplicable to the Merger, the Distribution and the other transactions contemplated by this Agreement and the other Documents and
     (ii) ensure that (y) neither CMC nor any of its affiliates is an "Acquiring Person" (as defined in the Rights Agreement) and (z) neither a Distribution Date nor a Triggering Event (each as defined in the Rights Agreement) will occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement and the other Documents.

               (q) Intellectual Property. Except for third-party PC software installed on servers, workstations and personal computers, Schedule 3.1(q) sets forth a list of all licenses held by the Processing Entities for all application and system software utilized in the conduct of the Retained Business. Except as set forth in Schedule 3.1(q), and subject to obtaining any required third party consents, the Retained Company and its subsidiaries own or have, or on the






           25                                                   20

     delivery of the License Agreement will have, rights to use all systems and applications software reasonably necessary to the conduct of the Processing Business and Related Back Office in the manner currently being conducted and such use does not, and will not immediately after the Effective Time, conflict with the rights of others, except for such conflicts that individually or in the aggregate have not had and are not reasonably likely to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

               (r) Taxes. Each of the Company and each of its subsidiaries has filed all Federal income tax returns and all other material returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all material taxes required to be paid by it, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as disclosed in Schedule 3.1(r), no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through 1987. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

               (s) Opinion of Financial Advisor. The Company has received the opinion of CS First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to CMC.

               (t) September Balance Sheets. Attached as Exhibit 3.1(t) hereto are the unaudited balance sheets of the Processing Entities on a combined basis and of MFSC on an individual basis as of September 30, 1994 (the "September Balance Sheets"). Such balance sheets have been prepared in accordance with the Accounting Principles (as set forth in Schedule 1.1A of the Contribution Agreement) (except as may be indicated in the notes thereto) and fairly present the combined assets and liabilities of the Processing Entities and of MFSC as of the date thereof. Except as set forth in the September Balance Sheets, none of the Processing Entities had as of the date thereof any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a combined balance sheet of the Processing Entities or a balance sheet of MFSC or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

               (u) Books of Account. The books of account of the Processing Entities are maintained in all material respects in compliance with all applicable legal and accounting requirements.





           26                                                   21

               (v) Reports. Since December 31, 1993, the Company and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with any applicable federal, state, local or foreign authorities, except where the failure to so file would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of MFSC or of the Processing Entities taken as a whole (all such reports and statements are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports complied with the statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed except where the failure to comply with such statutes, rules, regulations and orders would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of MFSC or of the Processing Entities taken as whole.

               (w)  Properties.

                    (i)  Except (A) as may be reflected in the
          September Balance Sheets, (B) for any lien for current taxes not yet delinquent, (C) for pledges to secure deposits of states or municipalities, and (D) for such other Liens as do not materially affect the value of the property reflected in the September Balance Sheets or acquired since the date of the September Balance Sheets and which do not, individually or in the aggregate, materially interfere with or impair the present and continued use of such property, the Processing Entities have good title, free and clear of any Liens, to all of the property reflected in the September Balance Sheets, and all property acquired since the date of the September Balance Sheets, except such property as has been disposed of (or, in the case of receivables, collected or paid) in the ordinary course of business consistent with past practice. As of September 30, 1994, all the material tangible personal property owned or leased by the Processing Entities was in good working condition (normal wear and tear excepted) and was suitable in all material respects for the purposes for which it was being used. Subject to any necessary consents required with respect to any Data Processing Licenses, and to appropriate arrangements with Affiliates of New Trustco for the provision of certain services in the states of California and Oregon, and except for the Acquired Assets specifically identified in Section 2.2(a) of the Contribution Agreement and the Acquired Third Party Service Agreements (as defined in the Contribution Agreement), the Retained Assets and the rights granted under the License Agreement are adequate to enable the Processing Entities to conduct the Retained Business immediately following the Effective Time in substantially the same manner as conducted by the Company and its subsidiaries immediately prior to the Effective Time (without taking into account regulatory issues and contractual obligations to which CMB, or its properties, are subject).

                    (ii) Schedule 3.1(w) attached hereto sets forth a list as of the date hereof of all leases of real property, identifying separately each lease, to which any of the Processing Entities are a party or by which any of the Processing Entities are bound (collectively, the "Leases"). The Leases are in full force and effect and neither the Company nor any subsidiary has received a notice of default or termination with respect






           27                                                   22

          to such Leases. On the date hereof, except as set forth on Schedule 3.1(w) or, on the Closing Date, except as set forth in such Schedule or as disclosed in the Company Bring Down Certificates, there has not occurred any event that constitutes, or with the giving of notice or the passage of time or both, would constitute a breach by the Company or a subsidiary of the Company of, or default by the Company or a subsidiary of the Company in, the performance of any covenant, agreement or condition contained in any Lease, which breach or default would, individually or in the aggregate, have a material adverse effect on MFSC or on the Processing Entities taken as a whole. On the date hereof, except as set forth in Schedule 3.1(w), or, on the Closing Date except as set forth in such Schedule or, as disclosed in the Company Bring Down Certificate, the Company has no knowledge of any obligation on its part, or the part of its subsidiaries, to make material improvements or material extraordinary payments with respect to such leased premises. The Leases constitute all the real property reasonably necessary for the conduct of the Retained Business in the manner heretofore conducted. None of the Processing Entities owns any real property. All of the real properties that are subject to the Leases and all of the fixtures and other improvements thereon are in good operating condition and have been adequately maintained and neither the Company nor any of its subsidiaries has received any notice within the last two years that it is in material violation of any applicable building code, zoning ordinance or other law or regulation, other than notices as to violations which have been remedied.

               (x) Absence of Certain Conditions. On the date hereof, except as set forth on Schedule 3.1(x) or, as of the Closing Date, except as set forth in such Schedule or as disclosed in the Company Bring Down Certificate, there exists no material "out of balance" or similar condition with respect to any Investment Company Customer (as defined in Section 3.1(y) to which MFSC furnishes Administration Services (as defined in the Post Closing Covenants Agreement). For purposes of this clause (x), material shall mean a condition that would cause a net asset value change in any unit of at least 1/2 of 1% of net asset value.

               (y)  Investment Companies.

                    (i)  As used in this Agreement, the term
          "Investment Company" shall have the meaning provided in the Investment Company Act, provided that for purposes of this Agreement the term Investment Company shall include any person that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of Section 3(c)(3) or Section 3(c)(11) of the Investment Company Act.
          Schedule 3.1(y) is a list, by sponsor, of each Customer which is an Investment Company ("Investment Company Customer") showing, as of September 30, 1994, the type, the net asset value, and the number of shareholders and other holders of beneficial interests of such Investment Company.

                    (ii) Except as set forth on Schedule 3.1(y) hereto, no Investment Company Customer for which any of the Processing Entities has, or has had, responsibility for preparing or for filing any Federal, State or local tax return has, since the Processing Entities commenced preparing or filing such Customers' returns or, to the






           28                                                   23

          Company's best knowledge, since January 1, 1985, changed its fiscal year. In the case of each U.S. Investment Company Customer identified in Schedule 3.1(y) that has elected to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code and with respect to which any of the Processing Entities has, or has had, responsibility for preparing or filing Federal tax returns, to the best knowledge of the Company, such Investment Company Customer has, at all times since the end of the most recent taxable year of such Investment Company Customer that has been closed and for which the statute of limitations for assessments has expired, qualified as a "regulated investment company" and each such Investment Company Customer has complied with all applicable provisions of law necessary to preserve and retain such Investment Company Customer's election and status as a regulated investment company or has determined not to retain such status.

                    (iii)     Since January 1, 1990, none of the
          information or data furnished by the Company or any of its subsidiaries for inclusion in any registration statement filed under the Securities Act with respect to the shares of any U.S. Investment Company Customer contained, as of the effective date of the registration statement, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading. None of the information furnished by the Company for inclusion in any annual report, semi-annual report, transition reports, prospectus, proxy statements or sales literature of any Investment Company Customer, or any amendment or supplement, as of the respective dates of the report or other document, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (iv) Except as set forth in Schedule 3.1(y), none of the transactions contemplated by this Agreement or the other Documents will require the approval of the shareholders, holders of beneficial interests or other holders of the equity of any Investment Company Customer or the boards of directors or the trustees of such Investment Company Customers as a condition to the continued validity of any underlying Customer Agreement.

                    (v) Insofar as any of the Processing Entities has legal liability under an administration, custody, or similar agreement, or otherwise, for compliance with the matters covered by the following, since January 1, 1990:
          (A) each of the Processing Entities has or will have on or prior to the Effective Time, properly prepared in all material respects, executed and timely filed, all federal, state and local tax returns for income, fran-chise, sales, withholding, property, excise and other taxes applicable to any Investment Company Customer having a due date (taking into account any extension granted prior to the Effective Time) on or prior to the Effective Time, and has or will have paid all taxes, assessments, fees and other governmental charges shown on said returns or otherwise required to be paid by any Investment Company Customer as of or prior to the Effective Time; (B) all of such returns are complete and accurate in all material respects and have been prepared substantially in accordance with all applicable





           29                                                   24

          legal requirements; (C) no tax liabilities, disallowances or assessments relating to any Investment Company Customer have been assessed or proposed or will have been assessed or proposed as of the Effective Time and none of the Retained Company or any of its subsidiaries is aware of any basis for any such assessment; (D) except as set forth in Schedule 3.1(y), the federal income tax returns for each Investment Company Customer for prior periods have not been audited by the Internal Revenue Service; (E) any amounts credited to the reserve account of an Investment Company Customer as a provision for taxes is adequate for the period to which it pertains; (F) without limiting the foregoing, each Unit Trust (as defined in the Contribution Agreement) which does not qualify as a grantor trust under Subpart E of Subchapter J of the Code, qualifies as a "regulated investment company" under Section 851 of the Code, and has so qualified during its entire existence; and (G) none of the Unit Trusts is or has been liable for tax under Section 4982 of the Code.

                    (vi) Each of the representations and
          warranties set forth in this Section 3.1(y), other than those set forth in clauses (i) or (iv), is made only insofar as the failure of such representation and warranty to be true with respect to any matter or series of related matters would have a material adverse effect on MFSC or on the Processing Entities taken as a whole.

               (z) Customers. Schedule 3.1(z) lists with respect to each line of business (i.e., IAS Business, MFS Business and UIT Business) each current Customer (or major sponsor in the case of Unit Trusts) and sets forth with respect to each Customer (or major sponsor in the case of Unit Trusts or sponsor in the case of any Mutual Fund Complex in the case of
     MFS) as of September 30, 1994:

                    (i)  the approximate aggregate market value
          (or par value in the case of Unit Trusts) of net assets held in "Custody" or "Assets Administered" with the asset values for each of the three categories separately identified;

                    (ii) for each MFS Customer, the aggregate market value of net assets subject to (A) fund administration, (B) fund accounting services, and (C) transfer agency services;

                    (iii)     for each MFS Customer, the fees
          (segmented by "fund accounting fees," "fund administration fees," "transfer agency fees" and "custody fees") earned by the Company for the three quarters ended September 30, 1994;

                    (iv) for each IAS Customer, "Fiduciary or other fees" earned by the Company for the three quarters ended September 30, 1994;

                    (v) for each UIT Customer, "UIT trustee fees" earned by the Company for the three quarters ended
          September 30, 1994; and





           30                                                   25

                    (vi) any revenues not specifically allocated to individual Customers or sponsors separately segmented for each of the IAS Business, MFS Business and UIT
          Business.

               (aa) Unit Investment Trusts. USTNY is qualified to act as a trustee of a registered unit investment trust in accordance with the requirements of Section 26(a)(1) of the Investment Company Act and each trust agreement relating to a series of a unit investment trust and the standard terms and conditions incorporated therein. Each of USTNY and MFSC is a transfer agent registered under Section 17A of the Exchange Act. USTNY is, and immediately prior to the Effective Time will be, the duly appointed and acting trustee of each of the Unit Trusts. Except as set forth on Schedule 3.1(aa), as of September 30, 1994, (i) the "calculated lag" for each Customer varied by no more than $0.05 per $1,000 unit from the "trading lag", (ii) there was no material difference (defined as 1/2 of 1% of the net asset value) between the net asset value in the most recent audited financial statements for each trust and the comparable net asset value used for secondary market trading, and (iii) there is no misstatement of a Customer account (including an Investment Company account, asset, liability or expense (including trust related expenses)) that exceeds generally accepted standards of materiality applicable to the Customer.

               (ab) Standards.

                    (i)  Each of the Retained Company and its
          subsidiaries maintains records that in all material respects reflect its and, in cases in which it holds Customer assets, its Customers' transactions, disposi-tions and acquisitions of assets, and receipt of funds and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (A) such transactions are executed in accordance with its management's general or specific authorization, (B) such transactions are recorded in conformity with any applicable accounting principles and in such a manner as to permit preparation of financial statements in accordance with any applicable accounting principles and any other criteria applicable to such statements and to maintain accountability for assets,
          (C) access to assets is permitted only in accordance with management's general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) records of such transactions are retained, protected and duplicated in accordance with prudent banking and fiduciary practices and applicable regulatory requirements.

                    (ii) The Company has made available to CMC true, accurate and complete copies of all internal and external audit control recommendations and exception items, and deficiency letters from Governmental Entities, concerning all Customers at any time since January 1, 1992, and of the response of the Company and its subsidiaries thereto. Except as set forth on
          Schedule 3.1(ab), the Company and its subsidiaries have, to the extent and at or before the times set forth in such responses, materially complied with or otherwise substantively addressed such recommendations, exceptions and deficiency items.






           31                                                   26

                    (iii) The data and transaction processing services of the Retained Company are of the quality generally maintained as of the date of this Agreement by securities processing businesses similarly situated and are generally adequate for the performance of the Processing Business and Related Back Office. The Company has delivered to the CMC true, accurate and complete copies of any management reports and any report cards prepared by the Company or any of its subsidiaries or by any Customer in connection with the 15 largest (by aggregate revenues billed) Customers of the Retained Business at any time since August 11, 1994. Schedule 3.1(ab) sets forth for each business unit of the Retained Business as of the date or dates specified, the following information (in each case by number of items and dollar amount): (A) as of September 30, 1994, transactions (financial or otherwise) not processed on the same day, (B) as of September 30, 1994, reject rate by quality control by error reason, (C) as of September 30, 1994, any kick-out transactions, (D) as of September 30, 1994, adjustment transactions processed, (E) as of September 30, 1994, "as of" trades processed and reasons therefor, and (F) as of September 30, 1994, financial transactions processed, including, without limitation, purchases, exchanges, transfers and redemptions by account.

               (ac) Accuracy of Representations and Warranties.
     No representation or warranty made by the Company or any of its subsidiaries in this Agreement or the Schedules hereto (which are an integral part hereof) is false or misleading in any material respect or contains any material misstatement of fact.

               SECTION 3.2.   Representations and Warranties of
     CMC.  CMC represents and warrants to the Company as follows:

               (a) Organization, Standing and Corporate Power. CMC is a bank holding company registered under the Bank Holding Company Act. Each of CMC and CMB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of CMC, and the United States, in the case of CMB, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of CMC and CMB is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on CMC and its subsidiaries taken as a whole. True, accurate and complete copies of the CMC's charter and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been made available to the Company.

               (b) Capital Structure. As of the Business Day immediately preceding the date of this Agreement, the authorized capital stock of CMC consists of 500,000,000 shares of CMC Common Stock and 100,000,000 shares of preferred stock, without par value. At the close of business on September 30, 1994, (i) 181,289,886 shares of CMC Common Stock and 56,000,000 shares of preferred stock were issued and outstanding, (ii) 4,000,000 shares of





           32                                                   27

     CMC Common Stock were held by CMC in its treasury, (iii) 19,011,983 shares of CMC Common Stock were reserved for issuance pursuant to The Chase Lincoln First Bank, N.A. 1982 Incentive Stock Plan, The Chase Manhattan 1982 Long-Term Incentive Plan, The Chase Manhattan 1987 Long-Term Incentive Plan and The Chase Manhattan 1994 Long-Term Incentive Plan, 3,310,875 shares of CMC Common Stock were reserved for issuance pursuant to warrants issued in settlement of a legal action, 14,000,000 shares of CMC Common Stock were reserved for issuance pursuant to The Chase Manhattan Stock Option Program for Employees and 9,596,151 shares of CMC Common Stock were reserved for issuance pursuant to CMC's Dividend Reinvestment and Stock Purchase Plan and (iv) 2,500,000 shares of CMC Junior Participating Preferred Stock were reserved for issuance in connection with the rights to purchase shares of CMC Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of February 15, 1989, between CMC and Mellon Securities Trust Company, as successor Rights Agent. Except as set forth above, at the close of business on the Business Day immediately preceding the date of this Agreement, no shares of capital stock or other voting securities of the CMC were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the CMC are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of CMC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CMC may vote. Except as set forth above, as of the close of business on the Business Day immediately preceding the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CMC or any of its subsidiaries is a party or by which any of them is bound obligating CMC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CMC or obligating CMC or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on the Business Day immediately preceding the date of this Agreement, there are not any outstanding contractual obligations of CMC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of CMC.

               (c) Authority; Noncontravention. CMC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of CMC. This Agreement has been duly executed and delivered by CMC and assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of CMC, enforceable against it in accordance with its terms. None of the execution and delivery of this Agreement, the other Documents to which CMC is a party or the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement or such other Documents will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of






           33                                                   28

     any Lien upon any of the properties or assets of CMC or CMB under, (i) the certificate of incorporation or by-laws of CMC or the comparable charter or organizational documents of any other subsidiary of CMC (including CMB), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which CMC or CMB is a party or by which CMC or CMB or any of their respective assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CMC, CMB or their respective properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on CMC and its subsidiaries taken as a whole, (y) materially impair the ability of CMC to perform its obligations under this Agreement or the other Documents to which it is a party or
     (z) prevent the consummation of any of the transactions contemplated by this Agreement or such other Documents to which it is party. No consent, approval, order or authoriza-tion of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CMC or any subsidiary of CMC in connection with the execution and delivery of this Agreement and any of the other Documents to which it is a party, or the consummation by CMC or CMB of any of the transactions contemplated hereby and thereby this Agreement, except for (i) filings pursuant to the Bank Holding Company Act, (ii) the filing with the SEC of the Form S-4 and such reports under Sections 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the New York Secretary of State and the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings as may be required in connection with the New York State Real Property Transfer Tax, the New York State Real Property Transfer Gains Tax and the New York City Real Property Transfer Tax (collectively, the "Gains Taxes"), (v) filings or applications with (A) the FRB under the Bank Holding Company Act with respect to the Merger; (B) the Office of the Comptroller of the Currency ("OCC") in connection with (I) a possible conversion of Chase Cal (as defined in Section 5.15) into a bank, (II) the Bank Merger, and (III) the assumption by Chase Cal of custody relationships of UST-Cal in accordance with Section 5.15;
     (C) the FDIC in connection with a possible conversion of Chase Cal into a bank; (D) New York State Department of Banking with respect to the acquisition of USTNY; and (E) various state regulatory authorities, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states, (vii) such filings, consents or approvals as may be required in connection with qualifying Chase Cal pursuant to Section 5.15, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make could not reasonably be expected to have a material adverse effect on CMC and its subsidiaries taken as a whole.

               (d) SEC Documents; Undisclosed Liabilities. CMC has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "CMC SEC Documents"). As of their respective dates, the CMC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder






           34                                                   29

     applicable to such CMC SEC Documents, and none of the CMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CMC SEC Document has been revised or superseded by a later CMC SEC Document, none of the CMC SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CMC included in the CMC SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a basis consistent with CMC's financial statements included in its CMC SEC Documents (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CMC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the CMC SEC Documents, neither CMC nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of CMC and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on CMC and its subsidiaries taken as a whole.

               (e)  Information in Disclosure Documents and
     Registration Statements. None of the information supplied by CMC or its representatives for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by CMC with respect to statements made therein based on information supplied by the Company for inclusion in the Form S-4 or with respect to information concerning the Company or any of its Subsidiaries incorporated by reference in the Form S-4.

               (f) Absence of Certain Changes or Events. Except as disclosed in the CMC SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed CMC SEC Documents") or, as of the Closing Date, as disclosed in the CMC SEC Documents filed and publicly available before the Closing Date or in the CMC Bring Down Certificate, (i) since the date of the most recent audited financial statements included in the Filed CMC SEC





           35                                                   30

     Documents, there has not been any material adverse change in CMC and its subsidiaries taken as a whole or any event affecting CMC and its subsidiaries that could reasonably be expected to have such a material adverse effect, and (ii) there has not been (A) any split, combination or reclassification of any of CMC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (B) any damage, destruction or loss, whether or not covered by insurance, that has had or is likely to have a material adverse effect on CMC and its subsidiaries taken as a whole, or (C) any change in accounting methods, principles or practices by CMC materially affecting its assets, liabilities or business, except insofar as may have been required (in the opinion of the CMC's independent accountants) by a change in generally accepted accounting principles.

               (g) Litigation. Except as disclosed in the Filed CMC SEC Documents or, as of the Closing Date, as disclosed in CMC SEC Documents filed and publicly available before the Closing Date or in the CMC Bring Down Certificate, there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of CMC, threatened, against any of CMC or any of its subsidiaries before or by any Governmental Entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on CMC and its subsidiaries taken as a whole, (ii) materially impair the ability of CMC to perform its obligations under this Agreement or any of the other Documents to which it is a party or (iii) prevent, delay or alter the consummation of any or all of the transactions contemplated hereby or thereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CMC or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

               (h) Agreements with Bank Regulators. Neither CMC nor CMB is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order, decree or directive by, or is a recipient of any extraordinary supervisory letter from, or since January 1, 1993 has been required to adopt any board resolution by, any Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has CMC or CMB been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter or similar submission, or requiring (or is considering the appropriateness of requiring) the adoption of any such board resolution, except as disclosed in writing to the Company prior to the date hereof.

               (i) Compliance with Applicable Laws. CMC and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities which individually or in the aggregate are material to the operation of the businesses of CMC and its subsidiaries taken as a whole (the "CMC Permits"). All CMC Permits are in full force and effect in all material respects. CMC and its subsidiaries are in compliance with the terms of the CMC Permits, except where the failure so to comply would not have a material adverse effect on CMC and its






           36                                                   31

     subsidiaries taken as a whole. Except as disclosed in the Filed CMC SEC Documents or, as of the Closing Date, as disclosed in CMC SEC Documents filed and publicly available before the Closing Date or in the CMC Bring Down Certificate, the businesses of CMC and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and could not reasonably be expected to, have a material adverse effect on CMC and its subsidiaries taken as a whole. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of CMC, no investigation by any Governmental Entity with respect to CMC or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which could not reasonably be expected to have a material adverse effect on CMC and its subsidiaries taken as a whole.

               (j) Consummation of Transactions. CMC has not received notice from any Federal or state governmental agency or authority indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement. To the best knowledge of CMC, no event has occurred, and no condition exists, which would materially and adversely affect its ability to effect the transactions contemplated hereby or to make payment of the Merger Consideration at the time it would be required to do so under this Agreement.

               (k)  Voting Requirements.  No action by the
     stockholders of CMC is required to approve this Agreement and the transactions contemplated by this Agreement.

               (l)  Brokers.  No broker, investment banker,
     financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMC.

               (m)  Accuracy of Representations and Warranties.
     No representation or warranty made by CMC in this Agreement is false or misleading in any material respect or contains any material misstatement of fact.


                               ARTICLE IV

                               Covenants

               SECTION 4.1.   Covenants of the Company with
     Respect to the Retained Business. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its subsidiaries that, except for the Distribution and the other transactions expressly provided for in the Distribution Agreement and the Contribution Agreement, as expressly contemplated or permitted by this Agreement, or to the extent that CMC shall otherwise consent in writing:







           37                                                   32

               (a)  Ordinary Course.  The Company and its
     subsidiaries shall each carry on the Retained Business in the usual, regular and ordinary course consistent with past practice and use its reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of Prospective Retained Employees and preserve the relationships with customers, suppliers and others having business dealings with the Retained Business, it being understood that (i) certain employees of the Retained Business will also be engaged in activities for the businesses to be contributed and distributed to New Trustco and New Holdings, (ii) the failure of any employees of the Retained Business to remain employees of the Retained Business or become employees of CMC or any affiliate of CMC shall not constitute a breach of this covenant and (iii) the Retained Company and its subsidiaries may comply with their respective contractual obligations under the contracts to which they are parties (provided that the execution of such contracts by the Retained Company or the applicable subsidiary does not constitute a breach of, or default under, this Agreement).

               (b) Changes in Stock. The Company shall not, nor shall it permit any subsidiaries of the Retained Company to, nor shall the Company propose to, (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than phantom share units required to be issued under any Benefit Plan) or (ii) other than in connection with the exercise of stock options outstanding as of the date of this Agreement under any Benefit Plan, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its subsidiaries; provided, however, that the foregoing shall not prohibit the redemption by MFSC of capital stock issued to the Company or the conversion of debt or preferred equity of MFSC issued to the Company into common equity in connection with or in anticipation of the transactions contemplated by the Distribution Agreement.

               (c) Issuance of Securities. Except as set forth in Schedule 4.1(c), the Retained Company shall not, nor shall the Retained Company permit any of its subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale by the Retained Company or any such subsidiary of, any shares of its capital stock of any class or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares equity interests or convertible securities, other than (i) the issuance of shares of Company Common Stock (x) upon the exercise of stock options outstanding as of the date of this Agreement pursuant to any Benefit Plan, (y) to make any payment under any Benefit Plan that is required to be made in the form of shares of Company Common Stock or (z) to make acquisitions of capital stock or assets of another entity provided that such acquisition is permitted pursuant to clause (e) of this Section 4.1) and
     (ii) issuances by a wholly owned subsidiary of its capital stock to its parent.

               (d) Governing Documents. The Company shall not, nor shall it permit any subsidiaries of the Retained Company to, amend or propose to amend its Certificate of Incorporation (or, if applicable, its Articles of Incorporation or other charter document) or By-laws.




           38                                                   33

               (e) No Acquisitions. The Retained Company shall not, nor shall it permit any of its subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation or other business organization that would be directly or indirectly acquired by CMC in the Merger, (ii) consummate any acquisition within 3 business days before or 1 business day after the Closing Date, or (iii) make any other investment in any person (whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, purchase of all or any integral part of the business of the person or any commitment or option to make an investment or otherwise) that would be directly or indirectly acquired by CMC in the Merger except for investments by the Retained Company in its existing wholly owned subsidiaries and investments made in the ordinary course of business consistent with past practices in an aggregate amount not exceeding $250,000.

               (f) No Dispositions. The Retained Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the assets of the Retained Business other than in the ordinary course of business consistent with past practice and the sale or other disposition of obsolete equipment.

               (g) Indebtedness. The Retained Company shall not, nor shall it permit any of its subsidiaries to, incur (which shall not be deemed to include (i) refinancings of existing indebtedness; provided that, such refinancings shall not increase the aggregate amount of indebtedness, or contain any terms which are more restrictive in any material respect on the Retained Company or the applicable subsidiary or (ii) deposits accepted in the ordinary course of business by the Retained Company and its subsidiaries) any indebtedness for borrowed money or any obligation evidenced by a promissory note or other instrument or guarantee any such indebtedness or obligation or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Retained Company or any of its subsidiaries or guarantee any obligations of others other than (x) in the ordinary course of business consistent with past practice, (y) pursuant to existing credit or guaranty agreements or (z) indebtedness (including indebtedness incurred to fund the in substance defeasance of the 8% Notes due 1996) incurred pursuant to a written agreement that provides that such indebtedness may be assumed by New Holdings or a subsidiary of New Holdings and that, upon such assumption, the Retained Company and its subsidiaries shall have no obligation or liability in respect of such indebtedness.

               (h) Benefit Plans. Except as otherwise provided in or contemplated by this Agreement, the Distribution Agreement or the Contribution Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) adopt any Benefit Plan or amend any Benefit Plan other than a Retained Plan to the extent such adoption or amendment (x) would create or increase any liability or obligation on the part of the Company or any of its subsidiaries that will not either (A) be fully performed or satisfied prior to the Effective Time or (B) be assumed by New Holdings or New Trustco pursuant to the Contribution Agreement or the Distribution Agreement, or (y) would increase the number of shares of Company Common Stock (if any) to be issued under such Benefit Plan; or (ii) amend any Retained Plan in any manner that would increase the liabilities or obligations of the Company or any of its subsidiaries under such






           39                                                   34

     Retained Plan or would increase the number of shares of Company Common Stock to be issued under such Retained Plan; or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase the base salary of any Prospective Retained Employee. Notwithstanding the foregoing, it is understood and agreed that the Annual Incentive Plan of U.S. Trust Corporation may be amended so as
     (i) to provide that each employee who terminated employment prior to January 1, 1992 shall be entitled at the Effective Time to receive payment with respect to the then outstanding balance of his or her account under the plan in an amount up to 120% of such balance and (ii) to increase the rate of interest to be credited to participants' accounts for 1994 to compensate for extraordinary charges to the Company's earnings for 1994 required to be recognized in connection with the Merger.

               (i) Other Actions. Notwithstanding the fact that such action might otherwise be permitted pursuant to this
     Section 4.1, the Retained Company shall not, nor shall it permit any of its subsidiaries to, take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or would materially impair the ability of the Company to consummate the Distribution or the Merger or USTNY to consummate the transactions contemplated by the Contribution Agreement in accordance with the terms hereof, of the Distribution Agreement and of the Contribution Agreement or materially delay such consummation.

               (j) Advice of Changes; Filings. The Company shall promptly advise CMC orally and in writing of any change or development or combination of changes or developments that would cause the representation in Section 3.1(i) to be untrue. The Company shall promptly provide CMC (or its counsel) copies of all filings (other than those filings, or portions thereof, which CMC has no reasonable interest in obtaining in connection with the Merger or the transactions contemplated hereby) made by the Company or any of its subsidiaries with any Federal, state or foreign Governmental Entity in connection with this Agreement, the Distribution Agreement, the Contribution Agreement and the transactions contemplated hereby and thereby.

               (k) Accounting Policies and Procedures. The Retained Company will not and will not permit any of its subsidiaries to change any of its accounting principles, policies or procedures, except such changes as may be required, in the opinion of Coopers & Lybrand, the Company's independent accountants, by generally accepted accounting principles.

               (l) New Trustco and New Holdings. The Company shall (i) use its best efforts to organize New Holdings and New Trustco under the laws of the State of New York and furnish all information required in connection with approvals of or filings with Bank Regulators and other Governmental Entities in order to organize New Holdings as a bank holding company and New Trustco as a bank and trust company, (ii) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between the Retained Company and its subsidiaries, on the one hand, and New Holdings and its subsidiaries, on the other hand, except as contemplated hereby and by the Distribution Agreement, the Contribution Agreement





           40                                                   35

     and the agreements referred to therein, (iii) abide and cause New Holdings and its subsidiaries to abide by their respective obligations under the Distribution Agreement, the Contribution Agreement and the agreements referred to therein and (iv) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement, the Contribution Agreement or any of the agreements referred to therein.

               (m) Liens. The Company shall not, and shall not permit any of its subsidiaries to, create, incur or assume any Lien on the Retained Assets (as defined in the Contribution Agreement), except for Liens created, incurred or assumed in the ordinary course of business consistent with the past practices of the Company and its subsidiaries.

               (n) Material Contracts. The Retained Company shall not, and shall not permit its subsidiaries to, (i) enter into other than in the ordinary course of business, any material contract relating to the Acquired Assets or Assumed Liabilities that cannot be assigned, free of liability to the Retained Company and its subsidiaries, to New Holdings or one of its subsidiaries in connection with the transactions contemplated in the Distribution Agreement and Contribution Agreement; or (ii) enter into, terminate, or modify in any material respect any Material Contract or any Customer Agreement other than in the ordinary course of business consistent with past practice and, in the case of any Customer Agreement, without consultation with CMC. In addition, the Company shall notify CMC in writing at least 30 days before making, or in any way becoming committed to make, any capital expenditure, or series of related capital expenditures relating to the Processing Business and Related Back Office, in excess of $50,000.

               SECTION 4.2. Covenants of the Company. During the period from the date of this Agreement and continuing to the Effective Time, the Company agrees as to itself and its subsidiaries that, except as CMC shall otherwise agree in writing or as provided in the documents:

               (a) Change in Business. The Company shall not and shall not permit its subsidiaries to make any change in the lines of business engaged in by (i) the Retained Company or any of its subsidiaries as of the date hereof or (ii) the Company and any of its subsidiaries as of the date hereof that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of the Retained Company or any of its subsidiaries under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

               (b) Actions Affecting Merger or Distribution. The Company shall not, and shall not permit any of its subsidiaries to, take any action, including, without limitation, with respect to the terms of the Certificate of Incorporation or By-laws of New Holdings, that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would materially impair the ability of the Company to consummate the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms hereof or would materially delay such consummation or that would disqualify the Distribution as a tax free spin-off within the meaning of Section 355 of the Code.




           41                                                   36

               (c) Certain Indebtedness. The Company shall, or shall cause its subsidiaries to, redeem or effect an in substance defeasance of the outstanding indebtedness of the Company and its subsidiaries set forth in Schedule 4.2(c).

               (d) Delivery of Certain Information. The Company shall furnish to CMC:

                    (i)  as soon as available and in any event
          within 20 days after the end of each month, (A) reports of the end of month and average monthly balances of loans and overdrafts, book and collected deposits and funds able to be invested, (B) a monthly receivables aging report for the Processing Entities, (C) management profitability reports for the Processing Businesses and management reports for the Computer Services Division, Securities Services and Trust Operations and Bank Operations units and (D) balance sheet as of the end of each month for the Company and its subsidiaries on a consolidated basis, in each case, substantially in the form delivered to CMC prior to the date of this Agreement;

                    (ii) as soon as available, approved 1994 and 1995 capital budgets for the Processing Business and the Related Back Office (as defined in the Contribution Agreement) and related reports, in each case in the form prepared by the Company and its subsidiaries in the ordinary course of their business and consistent with past practices.

                    (iii) promptly upon receipt, copies of all reports submitted to the Company or any of its subsidiaries by independent accountants in connection with the examination of the financial statements of the Retained Company;

                    (iv) promptly after the furnishing of each such document, copies of any statement or report relating to the Retained Company or any of its subsidiaries furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to CMC;

                    (v)  promptly after request by CMC,
          information relating to any employee benefit plan, arrangement, practice, policy or understanding maintained by the Company, any of its subsidiaries or any Commonly Controlled Entity for the benefit of any Retained Employee, including, without limitation, any Benefit Plan and any plan, arrangement, practice, policy or understanding relating to profit sharing, bonuses, retainers, consulting, incentives, fringe benefits, perquisites, automobiles, club memberships, vacation, child care, leaves of absence (including, without limitation, maternity, paternity, military, medical or other leaves of absence), insurance and other benefits;

                    (vi) promptly after becoming aware thereof, notice of the occurrence of any event or the existence of any circumstances that could reasonably result in any material liability of the part of the Company, any of its subsidiaries or any Commonly Controlled Entity under Title I or Title IV of ERISA or under Section 412 or Chapter 43 of the Code.






           42                                                   37

               (e) Execution of Post Closing Covenants Agreement and Services Agreement. The Company shall cause New Holdings and New Trustco to execute and deliver the Post Closing Covenants Agreement and the Services Agreement on the Closing Date.

               SECTION 4.3. Covenants of CMC. During the period from the date of this Agreement and continuing until the Effective Time, CMC agrees as to itself and its subsidiaries that:

               (a) Actions Affecting Merger. CMC shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would materially impair the ability of CMC to consummate the Merger in accordance with the terms hereof or materially delay such consummation and CMC shall promptly provide the Company (or its counsel) copies of all filings (other than those filings, or portions thereof, which the Company has no reasonable interest in obtaining in connection with the Merger or the transactions contemplated hereby) made by CMC with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               (b)  CMC Common Stock.  CMC shall not split,
     combine or reclassify any of the CMC Common Stock or authorize the (i) making of any in-kind distribution or extraordinary cash dividend with respect to the CMC Common Stock, or (ii) issuance of any other securities in respect of or in exchange for shares of the CMC Common Stock, provided the foregoing shall not prohibit the issuance of securities of CMC convertible into CMC Common Stock.

               (c) Tax Free Spin-Off. CMC shall not, and shall not permit any of its subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax free spin-off within the meaning of
     Section 355 of the Code.

               (d) Other Actions. Notwithstanding the fact that such action might otherwise be permitted pursuant to this
     Section 4.3, CMC shall not, nor shall it permit any of its subsidiaries to, take any action that would or could reasonably be expected to result in the failure to satisfy any of the conditions to the Merger set forth in Article VI, would materially impair the ability of CMC to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

               (e) Execution of Post Closing Covenants Agreement and Services Agreement. CMC shall execute and deliver the Post Closing Covenants Agreement and shall cause CMB to execute and deliver the Services Agreement on the Closing Date.







           43                                                   38

               SECTION 4.4.   Mutual Covenants.

               (a) The Company and CMC shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) the failure to satisfy any of the conditions to the Merger set forth in
     Article VI.

               (b) The Company and CMC shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party and its subsidiaries taken as a whole.

               (c)  For purposes of the tax opinions to be
     delivered pursuant to Section 6.2(h) and 6.3(f), each of CMC and the Company shall deliver to O'Melveny & Myers, counsel to CMC, and to Cravath, Swaine & Moore, counsel to the Company, representation letters substantially in the form of the respective letters set forth in Exhibit III, dated as of the Closing Date.

               (d) CMC and the Company agree that they shall negotiate and within 60 days after the date hereof agree on a definitive form of the Services Agreement substantially in accordance with the terms of that certain Processing Agreement Term Sheet dated as of the date of this Agreement and executed by authorized representatives of CMC and the Company (the "Processing Services Term Sheet").

               (e) CMC and the Company shall each use reasonable efforts to negotiate and to agree, and to cause CMB and USTNY to agree upon, and to execute and deliver, an agreement providing for the Bank Merger under 12 U.S.C. 215a and applicable law ("Bank Merger Agreement"), provided, however, that the Bank Merger Agreement shall provide that consummation of the Bank Merger is conditioned on occurrence of the Merger and that USTNY and its affiliates shall incur no additional liability or expense in connection therewith.


                               ARTICLE V

                         Additional Agreements

               SECTION 5.1.   Preparation of Form S-4, Form S-1,
     Form 10 and the Proxy Statement; Stockholders Meeting.

               (a) As soon as practicable following the date of this Agreement, the Company and CMC shall prepare and file with the SEC the Form S-4, the Form S-1 (if required), the Form 10 and the Proxy Statement. Each of the Company and CMC shall use its reasonable efforts to have the Form S-4 and Form S-1 (if required) declared effective under the Securities Act, and the Form 10 declared effective under the Exchange Act, as promptly as practicable after such








           44                                                   39

     filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4, Form S-1 (if required) and Form 10 are declared effective under the Securities Act and the Exchange Act, as the case may be. CMC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of CMC Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

               (b) The Company shall, as soon as practicable following the date on which the Form S-4, Form S-1 (if required) and Form 10 are declared effective, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of voting upon the approval and adoption of this Agreement and upon the Distribution. The Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

               SECTION 5.2. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to CMC a letter of Coopers & Lybrand, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to CMC, in form and substance reasonably satisfactory to CMC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

               SECTION 5.3. Letter of CMC's Accountants. CMC shall use its best efforts to cause to be delivered to the Company a letter of Price Waterhouse & Co., CMC's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

               SECTION 5.4.   Access to Information; Confidenti-
     ality.

               (a)  The Company shall, and shall cause its
     subsidiaries to, afford to CMC and its officers, employees, accountants, counsel, financial advisors and other representatives of CMC, reasonable access during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and shall make available to such persons reasonable facilities (including office space and telephones) in connection therewith. During the period prior to the Effective Time, the Company shall, and shall cause its subsidiaries to, furnish promptly to CMC
     (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Section 13(a) and 15(d) of the Exchange Act, and copies of public portions of each report, schedule, registration statement, and other document filed by it or any subsidiary during such period with any state or Federal





           45                                                   40

     banking or bank holding company regulatory authorities, and
     (ii) all other information concerning its business, properties and personnel as CMC may reasonably request; provided that the Company shall not be required to provide information regarding New Holdings or New Trustco unless such information relates to liabilities that could be incurred by one of the Processing Entities in connection with the transactions contemplated by this Agreement and the other Documents or otherwise has a nontrivial effect on the Retained Business.

               (b) During the period prior to the Effective Time, CMC shall furnish promptly to the Company a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Section 13(a) and 15(d) of the Exchange Act.

               (c) Except as required by law, each of the Company and CMC will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence in accordance with the confidentiality agreements, dated August 17, 1994 (the "Confidentiality Agreements"), between CMC and the Company.

               SECTION 5.5. Legal Conditions to Distribution and Merger; Legal Compliance.

               (a) CMC shall use reasonable efforts to comply promptly with all legal and regulatory requirements which may be imposed on itself or its respective subsidiaries with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with Bank Regulators or other Governmental Entities required to be made or obtained by CMC or its subsidiaries). Subject to the terms and conditions hereof, CMC will, and will cause its subsidiaries to, promptly use its reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, and to satisfy any condition or requirement imposed by, any Bank Regulator, Governmental Entity or other public or private third party, required to be obtained, made or satisfied by CMC or any of its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement (including the Bank Merger).

               (b) The Company will use its reasonable efforts to comply promptly with all legal and regulatory requirements which may be imposed on itself or its respective subsidiaries with respect to the Distribution and the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with Bank Regulators or other Governmental Entities required to be made or obtained by the Company or its subsidiaries). Subject to the terms and conditions hereof, the Company will, and will cause its subsidiaries to, promptly use its reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, and to satisfy any condition or requirement imposed by, any Bank Regulator, Governmental Entity or other public or private third party, required to be obtained, made or satisfied by the Company or any of its subsidiaries in connection with the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement, including without limitation in obtaining the ruling






           46                                                   41

     contemplated by the Ruling Request; provided, however, that the Company and its subsidiaries shall not be required hereunder to assume or bear any additional liability in connection with the Bank Merger. The Company agrees that it shall use its reasonable efforts to take, and to cause its subsidiaries to take, such actions as are necessary to assure material compliance by the Retained Company and its subsidiaries with all applicable legal and regulatory requirements relating to employment and benefits matters and other applicable governmental regulations (and in this connection will have due regard to any reasonable request of CMC as to what, if any, such actions should be taken).

               (c) Each of the Company and CMC will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective subsidiaries in connection with the Distribution or the Merger.

               (d) Nothing herein shall obligate any party to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (i) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement, the Bank Merger Agreement
     (in the form agreed to by CMC, the Company, CMB and USTNY), the Contribution Agreement or the Distribution Agreement so as to render inadvisable the consummation of the Merger, the Bank Merger, the Contribution or the Distribution or (ii) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 6.1(c) (it being understood that compliance by CMC with Section 5.19 shall not constitute such an action). Each of CMC and Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

               SECTION 5.6. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(p)) requested in writing by CMC (including, if necessary, redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement. Except as requested in writing by CMC, prior to the Stockholders Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).

               SECTION 5.7. Benefit Plans. Before the Effective Time, the Company shall, and shall cause USTNY to, take all steps necessary to cause each of the Benefit Plans maintained by the Company or USTNY other than (i) any such Benefit Plan listed in Schedule 5.7 (the Benefit Plans so listed are hereinafter referred to as the "Retained Plans") and (ii) the Transition Bonus Plan adopted by the Retained Company pursuant to Section 5.8(e), to be transferred pursuant to the Distribution Agreement and the Contribution Agreement to New Holdings and to New Trustco, respectively, and to cause New Holdings and New Trustco, respectively, to assume and become solely responsible for all liabilities and obligations of the





           47                                                   42

     Company and USTNY under each of the Benefit Plans so transferred. In the case of each such Benefit Plan that is transferred to New Holdings or to New Trustco, the transfer and assumption shall be effected prior to the New Holdings Distribution. Prior to the Effective Time, Company shall, or shall cause its subsidiaries to, inform the Retained Employees (as defined in Section 5.8(a)) of the transfer to, and the assumption by, New Holdings or New Trustco of the liabilities under, the Benefit Plans under which such Retained Employees are covered. The Company shall cooperate with CMC, to the extent requested by CMC to do so, to communicate with the Retained Employees concerning any employee benefit plans, agreements, practices, policies or arrangements of CMC or any of its affiliates to which they will be subject after the Effective Time. The Company shall, and shall cause USTNY to, amend the Retained Plans and take such other steps as may be necessary to

                    (i) cause all stock options granted under the Retained Plans that have not expired or that have not been exercised or cancelled prior to the Effective Time, to be cancelled as of the Effective Time;

                    (ii) cause all payments required under the terms of the Retained Plans to be made to the holders of stock options that are to be cancelled as of the Effective Time pursuant to clause (i) above, to be made at the Effective Time or as soon thereafter as practicable;

                    (iii)     cause payments to be made, at the
          Effective Time or as soon thereafter as practicable, to all persons with outstanding balances to their credit under the Annual Incentive Plan of U.S. Trust Corporation at the Effective Time, in amounts sufficient to discharge in full the Company's obligations with respect to such balances; and

                    (iv) cause each of the Retained Plans other than the Retention Bonus Program to be terminated as soon as all unexercised options under such Plan have been cancelled, and all payments to be made with respect to options or account balances under such Plan have been made, as provided in clauses (i), (ii) and (iii) above.

               SECTION 5.8.   Employment Matters.

               (a) Employment with Retained Business. Schedule 5.8(a) lists all persons who are presently employed by the Retained Company in positions associated with the conduct of the Retained Business, and designates those persons New Holdings or any of its subsidiaries proposes to employ prior to the Closing. CMC agrees to cause Retained Company or its Affiliates to offer to retain approximately 1150 of the employees listed in Schedule 5.8(a) in employment after the Closing and CMC has offered, or will offer, to so employ (i) all employees employed in the MFS Business except for those identified in writing to the Company by the date of this Agreement, (ii) all employees employed in the UIT Business except for those identified in writing to the Company by the date of this Agreement, and (iii) all other employees listed in Schedule 5.8(a) except for those identified in writing to the Company as soon as possible following the date of this Agreement, but in any event on or before January 1, 1995.





           48                                                   43

     Any person listed in Schedule 5.8(a) to whom CMC has made, or could make, a timely offer of continuing employment in accordance with the immediately preceding sentence is
     referred to as a  Prospective Retained Employee   In the
     event that any of the persons designated on Schedule 5.8(a) as persons New Trustco proposes to become employed with New Trustco or any of its affiliates prior to the Closing are also persons CMC proposes to cause its subsidiaries to offer to retain in employment after the Closing, CMC and the Company agree that their respective representatives shall use their best efforts to resolve the conflict as quickly, effectively and fairly as possible. The offer of continuing employment to be made hereunder shall include provision for the payment of base salary to each such employee at a rate at least equal to the rate of base salary in effect for such employee immediately prior to the Closing. Notwithstanding the foregoing, nothing contained herein shall be construed as obligating CMC, the Surviving Corporation or any of its affiliates (x) to offer employment after the Closing to any employee listed in Schedule 5.8(a) whose employment with the Retained Company terminates for any reason prior to the Closing, or (y) to maintain any term or condition of employ-ment (including base salary) for any period following the Effective Time, except as provided in Section 5.8(c). Those employees of the Retained Company who accept such offer of continuing employment with one of CMC's subsidiaries pursuant to this Agreement are hereinafter referred to as the "Retained Employees".

               (b) Employee Benefits. CMC agrees that on and after the Effective Time, the Retained Employees shall be covered under the employee benefit plans, programs, arrange-ments and policies (including, without limitation, any stock option, bonus and incentive compensation plans) maintained by CMC and its affiliates for their employees (such plans, programs, arrangements, and policies are hereinafter referred to as "CMC's Plans"), upon the same terms and conditions as are applicable to other personnel employed by CMC and its affiliates in comparable positions, subject, however, to the following:

                    (i)  Except as provided in subparagraph (ii)
          below, service performed by a Retained Employee for USTNY (or for any affiliate of USTNY) prior to the Closing (such service is hereinafter referred to as a Retained Employee's "Prior Service") shall be treated as service performed for CMC and its affiliates for purposes of determining (w) the Retained Employee's eligibility to participate in any of CMC's Plans, (x) the Retained Employee's satisfaction of any service requirement that is a condition for eligibility to receive any benefit provided under any of CMC's Plans,
          (y) the Retained Employee's vesting status with respect to any benefit under any of CMC's Plans, and (z) the amount of any benefit to which the Retained Employee is entitled under any of CMC's Plans, in any case where the amount of the benefit so provided is determined, in whole or in part, by reference to the length of a participant's service with CMC and its affiliates (it being understood that there shall be no credits to Retained Employees' accounts under CMC's retirement and thrift plans with respect to any period before the Closing Date and that no Retained Employee shall be treated as having been a member of CMC's retirement plan as of any date prior to the Closing Date).

                    (ii) In the case of any Retained Employee (x) whose employment with CMC and its affiliates is terminated within two years following the Closing Date,
          (y)





           49                                                   44

          whose "attained age" and his or her "Years of Service" or "units of Credited Service", as those terms are defined in the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, immediately prior to the Closing total 70 or more, and (z) who has at least ten years of Prior Service, such Retained Employee's Prior Service shall not be taken into account for purposes of such Retained Employee's eligibility to participate in or receive any benefit provided under any of CMC's Plans that provide post-retirement welfare benefits.

                    (iii)     Each Retained Employee shall be
          covered under those of CMC's Plans that are health and welfare plans without exclusion for preexisting conditions.

               (c) Severance and Other Benefits on Termination. CMC agrees to provide any Retained Employee whose employment with CMC and its affiliates is involuntarily terminated (as hereinafter defined) within two years following the Closing Date with the severance benefits and other benefits described in Schedule 5.8(c) in lieu of any severance benefits provided under any of CMC's Plans. For purposes of this Section 5.8(c) and Schedule 5.8(c), a Retained Employee's employment with CMC and its affiliates shall be treated as having been "involuntarily terminated" if he or she is no longer employed by CMC or any of its affiliates as a result of the termination of his or her employment (i) by CMC or any of its affiliates for any reason other than for cause, or (ii) by the Retained Employee after (A) any reduction in his or her salary, or (B) any change, without the Retained Employee's consent, in location of his or her place of employment to a location outside the City of New York or, if such place of employment is not in the City of New York, to a city more than 25 miles distant from the city in which his or her place of employment is located on the Closing Date.

               (d) Data to be Furnished. At the Closing, the Company shall furnish CMC with information as to (i) the rate of base salary in effect for each Retained Employee immediately before the Closing, (ii) each Retained Employee's position with the Retained Company immediately before the Closing and (iii) each Retained Employee's Prior Service.
     CMC agrees to furnish New Holdings and New Trustco with such information as they may request from time to time after the Closing, regarding any Retained Employee's period of service and base salary with CMC and its affiliates.

               (e)  Transition Bonus Program.  As soon as
     practicable after the date of this Agreement, the Company shall cause USTNY and its affiliates included in the Retained Business to adopt a program (the "Transition Bonus Program") pursuant to which each of the employees listed in Schedule 5.8(e) who becomes a Retained Employee shall be entitled to receive from the Retained Company a bonus (the "Transition Bonus") in the amount specified for such employee in Schedule 5.8(e) if the employee completes the period of service with the Retained Company following the Closing Date that is specified for such employee in Schedule 5.8(e) (the employee's "Required Service"). The Transition Bonus so payable to any such employee shall be paid in the form of a single lump sum cash payment, as soon as practicable after the employee completes his or her Required Service. For purposes of the foregoing, a Retained Employee whose employment with the Retained Company is involuntarily terminated (as defined in Section 5.8(c)) after the Closing Date but before he or she has completed his or







           50                                                   45

     her Required Service shall be treated as having completed such Required Service on the day immediately preceding the date on which his or her employment was so terminated. As soon as practicable after the date of this Agreement, the Company shall furnish, or cause its subsidiaries to furnish, each employee listed in Section 5.8(e) with written notice (the form of which notice shall be mutually agreed upon in advance by the Company and CMC) advising the employee of his or her eligibility to participate in the Transition Bonus Program, the amount of the Transition Bonus he or she may become entitled to receive, and the Required Service he or she must complete to receive such Bonus.

               SECTION 5.9. Employment Agreements. The Company shall use reasonable efforts to cause the Retained Company to enter, or to facilitate CMB's or any affiliates' entry, as applicable, into employment agreements with such of the Prospective Retained Employees who are then still employees of the Company or any of its affiliates, as CMC shall have specified to the Company in writing not less than ten business days before the Closing Date on terms satisfactory to CMC. Notwithstanding the foregoing, it is understood and agreed that the failure of any such officer or employee to enter into an employment agreement with CMC or the Retained Company shall not constitute a breach of this Agreement.

               SECTION 5.10. Fees and Expenses. All fees and expenses incurred in connection with the Merger, the Distribution, this Agreement, the Distribution Agreement and the transactions contemplated by this Agreement and the other Documents shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement, the Form S-4, the Form S-1 (if required) and the Form 10, shall be shared equally by CMC and the Company.

               SECTION 5.11. Distribution. Prior to the Closing, the Company will (a) enter into the Distribution Agreement and the agreements contemplated thereby to which the Company is to be a party and (b) cause each of USTNY, New Holdings and New Trustco to enter into the Distribution Agreement, the Contribution Agreement and each of the other Documents to which it is a party. The Company will, and will cause USTNY, New Holdings and New Trustco to, take all action necessary to effect the Distribution pursuant to the terms of the Distribution Agreement, the Contribution Agreement and the other Documents.

               SECTION 5.12. Public Announcements. CMC on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (it being understood that discussions by the parties with financial analysts or other advisors shall not constitute public statements) with respect to the transactions contemplated by this Agreement and the Distribution Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.





           51                                                   46

               SECTION 5.13. Private Letter Ruling. The Company and CMC each hereby agree to cooperate with the other party and to use their reasonable best efforts to obtain the private letter ruling contemplated by Section 6.2(c) of this Agreement.

               SECTION 5.14. Use of Name. From and after the Closing Date, CMC (i) shall promptly change the name on all documents, stationery and facilities relating to the Retained Business to a name that is not in any way similar to the Company's or USTNY's names (or any name or initial similar thereto). Nothing in this Section shall require CMC to undertake to reissue deposits or rewrite outstanding loans or other agreements or documents except in the ordinary course of business, it being understood, however, that reasonable efforts will be used to change names in accordance with the provisions of the first sentence of this Section.

               SECTION 5.15. UST-CA. Prior to the Closing Date, CMC shall use its best efforts to have The Chase Manhattan Trust Company of California, N.A. ("Chase Cal") approved (if not already approved) by the California Department of Insurance as a "qualified custodian", "qualified depository" and a "qualified subcustodian, under Section 1104.9 of the California Insurance Code, and to obtain such other approvals or make such other filings as are necessary to qualify such bank or trust company to act as trustee and custodian (or sub-custodian) under the Customer Agreements (as defined in the Contribution Agreement) with respect to which U.S. Trust Company of California, N.A. currently acts as trustee and custodian. The Company and CMC shall use their reasonable best efforts to obtain all necessary consents to substitute Chase Cal as trustee and custodian under such Customer Agree-ments.

               SECTION 5.16. Affiliates. Prior to the Closing Date, the Company shall deliver to CMC a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to CMC on or prior to the Closing Date a written agreement substantially in the form attached as
     Exhibit VII hereto.

               SECTION 5.17. Stock Exchange Listing. CMC shall use its best efforts to cause the shares of CMC Common Stock to be issued in the Merger and under the Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

               SECTION 5.18.  Capital Adequacy.  On the Closing
     Date, CMC shall ensure that the Surviving Corporation and its subsidiaries meet and satisfy all capital adequacy requirements imposed by applicable law, bank regulators and other Governmental Entities.




           52                                                   47

                               ARTICLE VI

                          Conditions Precedent

               SECTION 6.1.   Conditions to Each Party's
     Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote or consent of the Requisite Stockholders of the Company.

               (b) NYSE Listing. The shares of CMC Company Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

               (c) Regulatory Approvals. Each of CMC and the Company shall have obtained all requisite approvals of, or satisfied all requisite filing requirements with, Bank Regulators and other Governmental Entities, including all requisite approvals under, and the expiration of all waiting periods in respect of, the Bank Holding Company Act. No such approval applicable to the Merger, the Distribution or the Bank Merger shall impose any condition or restriction upon CMC or New Holdings, or any of their respective subsidiaries, including, without limitation, any requirement to raise additional capital or to dispose of assets, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement and the Distribution Agreement as to render inadvisable the consum-mation of the Merger or the Distribution.

               (d)  No Injunctions or Restraints.  (i) No
     temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered, and (ii) no action, suit or other proceeding shall be pending or, to the knowledge of the Company and CMC, threatened by any Governmental Entity that, if successful, would restrict or prohibit the consummation of the transactions contemplated in this Agreement or the other Documents.

               (e)  Services Agreement.  New Trustco, USTNY and
     CMC shall have entered into the Services Agreement substantially on the terms and conditions set forth in the Processing Services Term Sheet (as defined in Section 4.4(d)) of date even herewith.

               (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.




           53                                                   48

               (g)  Consummation of the Distribution.  The
     Distribution shall have become effective in accordance with the terms of the Distribution Agreement, the Contribution Agreement and each of the agreements contemplated thereby.

               SECTION 6.2.   Conditions to Obligations of CMC.
     The obligation of CMC to effect the Merger is further subject to the following conditions, unless waived by CMC:

               (a) Representations and Warranties. The repre-sentations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, except to the extent that any representation or warranty shall be as of a specific date, in which case such representation and warranty shall be true and correct as of such date, and CMC shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect. The Company shall have delivered to CMC a certificate (the "Company Bring Down Certificate"), dated as of the Closing Date and reasonably satisfactory in form to CMC, that sets forth each event that has occurred and each condition that exists that (i) had not occurred or was not in existence as of the date of this Agreement and (ii) if it had occurred or was in existence as of the date of this Agreement would be required to be disclosed pursuant to
     Section 3.1(g), (h), (l)(iii), (w) or (x). In determining the materiality of the failure of any representation or warranty made by the Company to be true when made, the parties shall consider whether the failure can be remedied by a financial indemnity, whether New Holdings or New Trustco is obligated under the Post Closing Covenants Agreement to indemnify against the failure, and the financial ability of New Holdings or New Trustco, as appropriate, to satisfy any indemnification obligation.

               (b)  Performance of Obligations of the Company.
     The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Distribution Agreement at or prior to the Closing Date, and CMC shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

               (c) Private Letter Ruling. The Service shall have issued and not revoked a private letter ruling (the "Private Letter Ruling"), reasonably satisfactory in form and substance to CMC, in response to the Ruling Request, substantially to the effect that, on the basis of the facts, representations, and assumptions existing at the Effective
     Time:

                    (i) the contribution by USTNY to New Trustco of certain assets and the assumption of certain liabilities of USTNY by New Trustco, as contemplated in the Contribution Agreement, will qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(D) of the Code or as tax-free under Section 351 of the Code;




           54                                                   49

                    (ii) the distribution of all the capital stock of New Trustco to the Company by USTNY, as contemplated by the Distribution Agreement, will be tax-free for Federal income tax purposes to USTNY under Section 361(a) of the Code and to the Company under Section 355(a) of the Code;

                    (iii)     the contribution by the Company to
          New Holdings of certain assets (including, without limitation, all of the capital stock of New Trustco) and the assumption of certain liabilities of the Company by New Holdings, as contemplated by the Distribution Agreement, will qualify for Federal income tax purposes as a tax-free reorganization within the meaning of
          Section 368(a)(1)(D) of the Code or as tax-free under
          Section 351 of the Code; and

                    (iv) the distribution of the stock of New
          Holdings on a pro rata basis to the holders of the Company Common Stock will be tax-free for Federal income tax purposes to the Company under Section 361(a) of the Code and to the Company's stockholders under Section 355(a) of the Code.

               (d) Opinion of the Company's Counsel. CMC shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to the Company, and/or in-house counsel of the Company satisfactory to counsel to CMC, to the effect that:

                    (i)  The Company is a corporation validly
          existing and in good standing under the laws of the State of New York; USTNY is a bank and trust company validly existing and in good standing under the laws of the State of New York. New Holdings is a corporation validly existing and in good standing under the laws of the State of New York; and New Trustco is a bank and trust company validly existing and in good standing under the laws of the State of New York.

                    (ii) Each of the Company, USTNY, New Holdings and New Trustco (collectively, the "Company Parties") has the power and authority to execute each Document (such term being used herein as defined in the Contribution Agreement) to which it is a party and to consummate the transactions contemplated hereby and thereby; the execution and delivery of the Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by requisite corporate action on the part of each Company Party that is a party thereto and the stockholders of each such Company Party and each Document has been duly executed and delivered by the Company Parties that are party thereto and constitutes a legal, valid and binding obligation of each such Company Party, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors, rights generally and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                    (iii)     The execution, delivery and
          performance of the Documents by each Company party thereto will not (x) violate any Federal law or the laws of the State of







           55                                                   50

          New York or (y) conflict with any provision of the certificate of incorporation or By-laws of the applicable Company Party. Such counsel expresses no opinion, however, as to any violation of any law or regulation which may have become applicable to any Company Party as a result of the involvement of CMC or any of its subsidiaries in the transactions contemplated by this Agreement because of CMC's or any of its subsidiaries' legal or regulatory status or because of any other facts specifically pertaining to CMC or any of its subsidiaries.

                    (iv) Any consent, approval, order or
          authorization of, any registration, declaration or filing with, and any waiting period imposed by, any governmental authority under Federal law or the laws of the State of New York which is required by or with respect to any Company Party in connection with the execution and delivery of the Documents by the Company Parties that are party thereto or the consummation by the Company Parties of the transactions contemplated hereby or thereby, has been obtained or made or, in the case of any such waiting period, has expired. Such counsel expresses no opinion, however, as to any consent or approval which any Company Party may be required to obtain as a result of the involvement of the CMC or any of its subsidiaries in the transactions contemplated by this Agreement because of CMC's or any of its subsidiaries' legal or regulatory status or because of any other facts specifically pertaining to CMC or any of its subsidiaries.

               (e) No Material Adverse Change. Whether or not any event or change is reflected in the Company Bring Down Certificate, since September 30, 1994, there shall have been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, to the business, properties, assets, results of operations, or financial condition of MFSC or of the Processing Entities taken as a whole; provided, however that "material adverse change" for this purpose shall not include
     (i) any adverse change resulting from economic or market conditions generally affecting businesses engaged in the same or substantially similar activities as the Processing Entities or (ii) any adverse change resulting directly from any action taken by CMC or any subsidiary of CMC except an action specifically permitted or contemplated by this Agreement (including the Bank Merger).

               (f) Dissenters' Rights. Dissenters' Shares shall not constitute more than 5% of the aggregate number of outstanding Shares of Company Common Stock.

               (g) Other Documents. Each of the other Documents (other than the Servicing Agreement) shall have been executed substantially in the forms attached as Exhibits hereto or to the Contribution Agreement or, if not included as Exhibits, in the form mutually agreed to as the parties thereto and CMC, as the case may be, by the applicable parties thereto (other than CMC and its Affiliates) and shall have become effective in accordance with its terms. The Company shall have delivered to CMC true, correct and complete copies of each Document to which the CMC is not a party.

               (h) Tax Opinion. CMC shall have received an opinion, based on the representation letters to be delivered pursuant to Section 4.4(c), of O'Melveny & Myers, counsel to







           56                                                   51

     CMC, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that CMC and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

               (i)  Amendments to SEC Documents.  Since the
     effective date of the Form S-4 or the Proxy Statement, as applicable, no event with respect to the Company, any subsidiary of the Company or any security holder of the Company has occurred which should have been set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement which has not been set forth in such an amendment or supplement.

               (j) Rule 145 Letters. The Company shall have delivered letters regarding Rule 145 of the Securities Act, substantially in the form of Exhibit VII hereto, executed by each affiliate of the Company who will acquire shares of CMC Common Stock in connection with the Merger.

               (k)  Anti-Virus Software.  MFSC shall have
     installed anti-virus computer software satisfactory to CMC in its reasonable discretion.

               (l)  Compliance with Securities Settlement
     Regulatory Changes.

                    (i) The Asset Management System shall comply with material regulatory requirements.

                    (ii) If the Closing Date occurs before June 1, 1995, software modifications required to comply with "T+3" ("T+3 Modifications") shall have been completed in all material respects and shall have been operated in a testing environment reasonably satisfactory to CMC.

                    (iii)     If the Closing Date occurs on or
          after June 1, 1995, the T+3 Modifications shall have been implemented in production and operating successfully.

               (m) Conversion of Asset Management System. The Asset Management System shall have been modified to operate in a multi-bank environment to the reasonable satisfaction of CMC, subject only to such "work-arounds" as CMC may approve in its reasonable discretion.

               SECTION 6.3.   Conditions to Obligation of the
     Company. The obligation of the Company to effect the Merger is further subject to the following conditions, unless waived by the Company:

               (a) Representations and Warranties. The represen-tations and warranties of CMC set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of CMC set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this





           57                                                   52

     Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of CMC by the chief executive officer and the chief financial officer of CMC to such effect. CMC shall have delivered to the Company a certificate (the "CMC Bring Down Certificate"), dated as of the Closing Date and reasonably satisfactory in form to the Company, that sets forth each event that has occurred and each condition that exists that (i) had not occurred or was not in existence as of the date of this Agreement and (ii) if it had occurred or was in existence as of the date of this Agreement would be required to be disclosed pursuant to Section 3.2(f), (g) or
     (i).

               (b) Performance of Obligations of CMC. CMC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of CMC by the chief executive officer and the chief financial officer of CMC to such effect.

               (c) Private Letter Ruling. The Service shall have issued and not revoked the Private Letter Ruling reasonably satisfactory in form and substance to the Company.

               (d) Opinion of CMC's Counsel. The Company shall have received an opinion dated the Closing Date of O'Melveny & Myers, counsel to CMC, and/or in-house Counsel of CMC, satisfactory to counsel to the Company to the effect that:

                    (i) CMC is a corporation validly existing and in good standing under the laws of Delaware.

                    (ii) CMC has the requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of CMC and, if required, its stockholders; and this Agreement has been duly executed and delivered by CMC and constitute valid and binding obligations of CMC enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors' rights generally and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                    (iii)     The execution, delivery and
          performance of this Agreement, the Tax Allocation Agreement and the Post Closing Covenants Agreement by CMC will not (x) violate any Federal law or any law of the State of Delaware or (y) conflict with any provision of the certificate of incorporation or By-laws of CMC. Such counsel expresses no opinion, however, as to any violation of any law or regulation which may have become applicable to CMC as a result of the involvement of the Company, New Holdings and any subsidiary of either in the transactions contemplated by this Agreement because of the Company's legal or regulatory status or because of any other facts specifically pertaining to the Company or any of its subsidiaries.




           58                                                   53

                    (iv) Any consent, approval, order or
          authorization of, any registration, declaration or filing with, and any waiting period imposed by, any governmental authority under Federal law or the law of the State of Delaware, which is required by or with respect to CMC in connection with the execution and delivery of this Agreement by CMC or the consummation of the transactions contemplated hereby has been obtained or made or, in the case of any such waiting period, has expired. Such counsel expresses no opinion, however, as to any consent or approval which CMC may be required to obtain as a result of the involvement of the Company, New Holdings and any subsidiary in the transactions contemplated by this Agreement because of the Company's, New Holdings' or any subsidiary's legal or regulatory status or because of any other facts specifically pertaining to the Company or any of its subsidiaries.

               (e) No Material Adverse Change. Whether or not any event or change is reflected in the CMC Bring Down Certificate, since September 30, 1994, there shall have been no material adverse change, and no event that could reasonably be expected to result in a material adverse change, to the business, properties, assets, results of operations or financial condition of CMC and its subsidiaries taken as a whole, provided, however, that "material adverse change" for this purpose shall not include (i) any adverse change resulting from economic or market conditions generally affecting businesses engaged in the same or substantially similar activities as CMC and its subsidiaries; or (ii) any adverse change resulting directly from any action taken by the Company or any subsidiary of the Company except an action specifically permitted or contemplated by this Agreement (including the Bank Merger).

               (f) Tax Opinion. The Company shall have received an opinion, based on the representation letters to be delivered pursuant to Section 4.4(c), of Cravath, Swaine & Moore, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that CMC and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

               (g)  Amendments to SEC Documents.  Since the
     effective date of the Form S-4 or the Proxy Statement, as applicable, no event with respect to CMC, any subsidiary of CMC or any security holder of CMC has occurred which should have been set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement which has not been set forth in such an amendment or supplement.

               (h) Other Documents. Each of the other Documents (other than the Servicing Agreement) shall have been executed substantially in the forms attached as Exhibits hereto or to the Contribution Agreement or, if not included as Exhibits, in the form mutually agreed to by the parties thereto and CMC, as the case may be, by the applicable parties thereto (other than the Company and its Affiliates) and shall have become effective in accordance with its terms.


                              ARTICLE VII






           59                                                   54

                   Termination, Amendment and Waiver

               SECTION 7.1.   Termination.  This Agreement may be
     terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

               (a) by mutual written consent of CMC and the Company; or

               (b)  by either CMC or the Company:

                    (i)  if, upon a vote at a duly held Stock-
          holders meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained;

                    (ii) if the Merger shall not have been
          consummated on or before the date one year following the date of this Agreement, unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but in no event for more than an additional 90 days) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Stockholders Meeting; or

                    (iii)     if any Governmental Entity shall
          have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

               SECTION 7.2.   Effect of Termination.

               (a) In the event of termination of this Agreement by either the Company or CMC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CMC or the Company, other than the provisions of Section 3.1(r), Section 3.2(l), the last two sentences of Section 5.4, Section 5.10, this Section 7.2 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, the Distribution Agreement, the Contribution Agreement or any agreement contemplated thereby.

               (b) If the transactions contemplated by this Agreement are terminated as provided herein:

                    (i) CMC shall return all documents and other material received from the Company or its representatives relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company; and




           60                                                   55

                    (ii) all confidential information received by CMC with respect to the businesses of the Company shall be treated in accordance with the Confidentiality Agree-ment which shall remain in full force and effect notwithstanding the termination of this Agreement.

               (c) CMC has incurred substantial expenses in connection with its examination of the Company and negotiation of this Agreement and shall incur substantial expense in connection with its actions to implement the Merger. If this Agreement is terminated for any reason other than by reason of the failure to satisfy the conditions set forth in Sections 6.1(b) or (c); or 6.3(a), (b), (d) (but only if Cravath, Swaine & Moore is prepared to deliver the opinion referred to in 6.3(f) based on representation letters delivered to it in good faith), (e), (g) or (h); or due to a permanent injunction issued at the instance of the United States Department of Justice; or otherwise due to any default on the part of CMC or failure of CMC to obtain all requisite approvals, the Company shall pay to CMC, as liquidated damages, and not a penalty, the sum of (i) $5,000,000, if such termination occurs on or before the date that proxy statements relating to the Merger are first mailed to the Company's stockholders, and (ii) $7,500,000, if the termination occurs after the date of such mailing.

               SECTION 7.3. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stock-holders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

               SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

               SECTION 7.5.   Procedure for Termination,
     Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of CMC or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.






           61                                                   56

                              ARTICLE VIII

                           General Provisions

               SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
     Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

               SECTION 8.2. Notices. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the first business day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (ii) on the first business day occurring on or after the date of delivery if delivered personally or (iii) on the first business day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:


               (a)  if to CMC, to

                    The Chase Manhattan Corporation
                    One Chase Manhattan Plaza
                    New York, New York  10081
                    Attention:  Robert M. MacAllester

                    with a copy (which shall not constitute
     notice) to:

                    O'Melveny & Myers
                    153 East 53rd Street
                    New York, New York  10022-4611
                    Attention:  William H. Satchell

               (b)  if to the Company, to

                    U. S. Trust Corporation
                    114 West 47th Street
                    New York, NY 10036
                    Attention:  Maureen Scannell Bateman







           62                                                   57

                    with a copy (which shall not constitute
     notice) to:

                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    New York, NY 10019
                    Attention:  B. Robbins Kiessling

               SECTION 8.3.   Definitions.  For purposes of this
     Agreement:

               (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

               (b) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

               (c) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

               SECTION 8.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When-ever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 8.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the other Documents and the agreements referred to herein and therein or required to be delivered in connection with the transactions contemplated by the Documents and certain side letters of date even herewith exchanged by the parties in connection with the execution of this Agreement constitute the entire agreement, and supersede all prior agreements (other than the Confidentiality Agreement) and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and except for the provisions of Article II,
     Section 5.7, Section 5.8 and Section 5.9, this Agreement is not intended to confer upon any person other than the parties any rights or remedies.






           63                                                   58

               SECTION 8.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and, insofar as the Merger is concerned, the Delaware General Corporate Law, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               SECTION 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by opera-tion of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               SECTION 8.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
     (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York.


              [Remainder of page intentionally left blank]

             IN WITNESS WHEREOF, CMC and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   THE CHASE MANHATTAN CORPORATION


                                   By:  /s/  Deborah L. Duncan
                                      ------------------------
                                      Name:  Deborah L. Duncan
                                      Title: Executive Vice
                                             President and
                                             Treasurer


                                   ATTEST:

                                         /s/  Ronald C. Mayer
                                      ____________________________
                                      Name:   Ronald C. Mayer
                                      Title:  Secretary



                                   U.S. TRUST CORPORATION


                                   By:   /s/  H. Marshall Schwarz
                                      ---------------------------
                                      Name:   H. Marshall Schwarz
                                      Title:  Chairman and CEO


                                   ATTEST:

                                         /s/  Jeffrey S. Maurer
                                      ____________________________
                                      Name:   Jeffrey S. Maurer
                                      Title:  President




           65                                      Schedule 5.8(c)


               Set forth below is a description of the severance and other benefits that shall be provided by CMC pursuant to
     Section 5.8(c) to any Retained Employee whose employment with CMC and its affiliates is involuntarily terminated within two years following the Closing Date:

               1. Severance Benefit. CMC shall provide any such Retained Employee with a severance benefit in an amount not less than the sum of (a) the amount determined under the table set forth below based on the Retained Employee's position with the Retained Company immediately prior to the Closing, and (b) an amount determined by multiplying the Retained Employee's annual base salary by 4% for each year, or part thereof, of his or her Prior Service. The table referred to in clause (a) is as follows:


               Position Held                  Severance Amount

      Senior Vice President and            One year's base salary
      above

      All other officers                   6 months' base salary

      All other employees                  2 weeks' base salary for
                                           each year of Prior
                                           Service, but not to
                                           exceed 26 weeks' base
                                           salary



               For purposes of the foregoing, a Retained
     Employee's "base salary," shall mean the rate of base salary
     (annual, monthly or weekly, as the case may be) in effect for the Retained Employee immediately prior to the Closing.

               The amount to be paid to a Retained Employee pursuant to this paragraph 1 shall be paid in the form of a single lump sum cash payment. Payment shall be made as soon as practicable after the date of the Retained Employee's termination of employment with CMC and its affiliates.

               2. Outplacement Services. CMC shall arrange for any such Retained Employee to be provided with professional outplacement counselling services for such period of time following termination of his or her employment with CMC and its affiliates as may be necessary in order for such Retained Employee to find employment with another employer on terms acceptable to the Retained Employee; provided, however, that the cost to CMC of the services so provided to any Retained Employee shall not exceed the amount determined for such Retained Employee in accordance with the following table based on the position held by the

     Retained Employee with the Retained Company, and the annual rate of base salary in effect for the Retained Employee, immediately prior to the Closing:


               Position Held                  Cost of Service

      Senior Vice President and                 17% of base salary
      above

      All other officers                        15% of base salary

      All other employees                       5% of base salary



               3.   Other Benefit Coverage.

               (a) CMC shall provide any such Retained Employee with coverage under (or with coverage comparable to that provided under) the health care, dental and life insurance plans maintained by CMC and its affiliates for their employees, for at least such period following the Retained Employee's termination of employment with CMC and/or its affiliates as is determined for such Retained Employee under the table set forth below based on the Retained Employee's position with the Retained Company immediately prior to the
     Closing:



               Position Held            Benefit Continuation Period

      Senior Vice President and                 One year
      above
      All other officers                        6 months

      All other employees                       3 months


     Each such benefit coverage shall be provided to a Retained Employee on the same terms and conditions as would apply under the applicable plan to such Retained Employee if he or she were still an active employee of CMC and its affiliates. Such benefit continuation period shall be treated as part of the period of continuation coverage required to be provided pursuant to Section 601 of ERISA or Section 4980B of the Code.

               (b) If, under the applicable life insurance plan maintained by CMC and/or its affiliates, the amount of the insurance coverage provided under the plan is based on the level of compensation of the employee in question, the amount of life insurance coverage to be provided to any Retained Employee pursuant to this paragraph 3 shall not be less than the amount that would be provided under such plan on the basis of the annual rate of base salary in effect for such Retained Employee immediately prior to the Closing.

              (c)  Notwithstanding any provision of this
     paragraph 3 to the contrary, CMC shall not be required to provide any benefit coverage to a Retained Employee for any period beginning on or after the date, following the termination of his or her employment with CMC and its affiliates, as of which the Retained Employee becomes entitled to receive similar benefit coverage under the plan of any employer other than CMC or any of its affiliates (including without limitation any post-retirement medical or life insurance plan maintained by New Trustco or any of its affiliates), except to the extent the applicable CMC's Plan otherwise so provides.








           68                                      Schedule 5.8(e)


               Set forth below is a list of employees eligible for participation in the Transition Bonus Program referred to in
     Section 5.8(e), the amount of the Transition Bonus potentially payable to each such employee, and the period of such employee's Required Service.

     Division:  Systems Development
     Required Service:  Three months following the Closing Date


      Position/       Annual Salary   No. of Months    Bonus Amount
      Employee